Exhibit 10.1
EXECUTION COPY

U.S. $200,000,000
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of March 8, 2007
Among
COCA-COLA BOTTLING CO. CONSOLIDATED
as Borrower
THE BANKS NAMED HEREIN
CITIGROUP GLOBAL MARKETS INC. and
WACHOVIA CAPITAL MARKETS LLC
as Joint Lead Arrangers and Joint Bookrunners
WACHOVIA BANK, NATIONAL ASSOCIATION
as Syndication Agent
and
CITIBANK, N.A.
as Administrative Agent

i

ii

SCHEDULES

Schedule I	- Banks, Commitments and Lending Offices
Schedule II	- Existing Liens Securing Indebtedness, in each case, of $5,000,000 or more
Schedule III	- Litigation
Schedule IV	- Subsidiaries
Schedule V	- Material Agreements
Schedule VI	- Permitted Investments
Schedule VII	- Contingent Obligations
Schedule VIII	- Permitted Subsidiary Indebtedness
EXHIBITS

Exhibit A	- Form of Notice of Borrowing
Exhibit B	- Form of Assignment and Acceptance
Exhibit C	- Form of Opinion of Special Counsel to the Borrower
Exhibit D	- Form of Opinion of Special New York Counsel to the Administrative Agent
Exhibit E	- Form of Compliance Certificate of Borrower

iii

     AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 8, 2007 among COCA-COLA BOTTLING CO. CONSOLIDATED, a corporation organized under the laws of Delaware (the “Borrower”), the banks (each a “Bank” and, collectively, the “Banks”) listed on the signature pages hereof and CITIBANK, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”).
     The Borrower, certain of the Banks and the Administrative Agent are parties to a Credit Agreement dated as of April 7, 2005 (as from time to time amended and in effect immediately prior to the effectiveness of this Agreement, the “Existing Credit Agreement”), providing, subject to the terms and conditions thereof, for the making of loans by the Lenders (as defined therein) to the Borrower in an aggregate principal amount not exceeding $100,000,000 at any one time outstanding for the general corporate purposes of the Borrower.
     The parties hereto desire to amend the Existing Credit Agreement in certain respects and to restate in its entirety the Existing Credit Agreement as so amended, and, accordingly, the parties hereto agree that the Existing Credit Agreement shall, as of the Closing Date (as defined below), be amended and restated to read in its entirety as follows:
ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS
          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     “Acquisition Cash Flow” means, with respect to any Person or assets, franchises or businesses acquired by the Borrower or any of its Consolidated Subsidiaries, operating income for any period of determination plus any amounts deducted for depreciation, amortization and operating lease expense in determining operating income during such period (to the extent not included in Consolidated Operating Income for such period), all determined using historical financial statements of such Person, assets, franchises or businesses acquired with appropriate adjustments thereto in order to reflect such operating income, depreciation, amortization and operating lease expense on an actual historical combined pro forma basis as if such Person, assets, franchises or businesses acquired had been owned by the Borrower or one of its Consolidated Subsidiaries during the applicable period. Operating income as used in the preceding sentence will be determined for the acquired Person, assets, franchises or businesses using the same method prescribed for determining Consolidated Operating Income.
     “Administrative Agent” has the meaning set forth in the introduction hereto.
     “Advance” has the meaning set forth in Section 2.01.
     “Affiliate” means, as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the
Credit Agreement

power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors or other persons performing similar functions of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
     “Applicable Facility Fee Rate” means, for any Rating Level Period, the rate per annum set forth below opposite the reference to such Rating Level Period:

Rating Level Period	Applicable Facility Fee Rate
Rating Level 1 Period	0.0600%
Rating Level 2 Period	0.0800%
Rating Level 3 Period	0.100%
Rating Level 4 Period	0.125%
Rating Level 5 Period	0.150%
Each change in the Applicable Facility Fee Rate resulting from a Rating Level Change shall be effective on the date of such Rating Level Change.
     “Applicable Lending Office” means, with respect to any Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.
     “Applicable Margin” means:
     (a) for any Advance that is a Base Rate Advance, 0.000% per annum; and
     (b) for any Advance that is a Eurodollar Rate Advance, for any Rating Level Period, the rate per annum set forth below opposite the reference to such Rating Level Period:

Rating Level	Applicable
Period	Margin
Rating Level 1 Period	0.190%
Rating Level 2 Period	0.270%
Rating Level 3 Period	0.350%
Rating Level 4 Period	0.425%
Rating Level 5 Period	0.475%
Credit Agreement

Each change in the Applicable Margin resulting from a Rating Level Change shall be effective on the date of such Rating Level Change.
     “Applicable Utilization Fee Rate” means, for any Rating Level Period, the rate per annum set forth below opposite the reference to such Rating Level Period:

Applicable
Rating Level	Utilization
Period	Fee Rate
Rating Level 1 Period	0.0500%
Rating Level 2 Period	0.0500%
Rating Level 3 Period	0.0500%
Rating Level 4 Period	0.0750%
Rating Level 5 Period	0.125%
Each change in the Applicable Utilization Fee Rate resulting from a Rating Level Change shall be effective on the date of such Rating Level Change.
     “Arrangers” means Citigroup Global Markets Inc. and Wachovia Capital Markets LLC, as Joint Lead Arrangers and Joint Bookrunners.
     “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit B hereto.
     “Bank” has the meaning set forth in the introduction hereto.
     “Base Rate” means, for any period, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:
     (a) the rate of interest announced publicly by Citibank in New York, New York from time to time as Citibank’s base rate; and
     (b) 1/2 of one percent per annum above the Federal Funds Rate for such period.
     “Base Rate Advance” means, at any time, an Advance which bears interest at rates based upon the Base Rate.
Credit Agreement

     “Borrower” has the meaning set forth in the introduction hereto.
     “Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01.
     “Business Day” means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advance, on which dealings are carried on in the London interbank market.
     “Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
     “Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.
     “Change in Control” means that:
     (a) The Coca-Cola Company and any of its wholly-owned Subsidiaries shall cease to own, beneficially and of record, at least 10% of the outstanding capital stock of the Borrower; or
     (b) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable, except that for purposes of this paragraph (b) such person or group shall be deemed to have “beneficial ownership” of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), other than (i) The Coca-Cola Company, (ii) other shareholders of the Borrower as of the date hereof and (iii) J. Frank Harrison III, his spouse and the lineal descendants of either of the foregoing (or trusts, corporations, partnerships, limited partnerships, limited liability companies or other estate planning vehicles for the benefit thereof), is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 50% of the aggregate voting power of all voting shares of the Borrower; or
     (c) during any period of 25 consecutive calendar months, a majority of the Board of Directors of the Borrower shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board and (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board.
Credit Agreement

     “Citibank” means Citibank, N.A., a national banking association.
     “Closing Date” means the date as of which the Administrative Agent notifies the Borrower that the conditions precedent set forth in Section 3.01 have been satisfied or waived.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Commitment” has the meaning set forth in Section 2.01(a).
     “Commitment Termination Date” means the date five years after the date of this Agreement, as such date may be extended pursuant to Section 2.18; provided that if such date is not a Business Day, the Commitment Termination date shall be the immediately preceding Business Day.
     “Compliance Certificate” mean a certificate in substantially the form of Exhibit E.
     “Consolidated” refers to the consolidation of accounts of the Borrower and its Subsidiaries in accordance with GAAP.
     “Consolidated Cash Flow” means, for any period, Consolidated Operating Income for such period plus any amounts deducted for depreciation, amortization and operating lease expense in determining Consolidated Operating Income.
     “Consolidated Cash Flow/Fixed Charges Ratio” means, at any time, the ratio of (i) Consolidated Cash Flow for the then most recently concluded period of four consecutive fiscal quarters of the Borrower to (ii) Consolidated Fixed Charges for such period.
     “Consolidated Fixed Charges” shall mean, for any period, the sum of (i) Consolidated Net Interest Expense for such period, (ii) the amount of obligations of the Borrower and its Consolidated Subsidiaries as lessees, on leases other than Capitalized Leases, accrued during such period and (iii) payments made or required to be made by the Borrower and its Consolidated Subsidiaries during such period under agreements providing for or containing covenants not to compete.
     “Consolidated Funded Indebtedness” shall mean, at any time, the aggregate outstanding principal amount of all Funded Indebtedness of the Borrower and its Consolidated Subsidiaries, determined and consolidated in accordance with GAAP.
     “Consolidated Funded Indebtedness/Cash Flow Ratio” shall mean, at any time, the ratio of (a) the aggregate amount of (i) Consolidated Funded Indebtedness and (ii) 50% of every Contingent Obligation of the Borrower and its Consolidated Subsidiaries, determined and consolidated in accordance with GAAP to (b) the aggregate of (i) Consolidated Cash Flow for the then most recently concluded period of four consecutive fiscal quarters of the Borrower and (ii) Acquisition Cash Flow for such period.
Credit Agreement

     “Consolidated Net Interest Expense” shall mean, for any period, the aggregate net amount of interest payments of the Borrower and its Consolidated Subsidiaries, determined and consolidated in accordance with GAAP, excluding, however, such amounts as arise from the amortization of capitalized interest, discount and fees reflected as an asset on the Borrower’s books and records on the Closing Date.
     “Consolidated Operating Income” shall mean, for any period, the net income of the Borrower and its Consolidated Subsidiaries, before any deduction in respect of interest or taxes, determined and consolidated in accordance with GAAP, excluding, however, extraordinary items in accordance with GAAP (which shall include without limitation, in any event, any income, net of expenses, or loss realized by the Borrower or any Consolidated Subsidiary from any sale of assets outside the ordinary course of business, whether tangible or intangible, including franchise territories and securities).
     “Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the financial obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a Letter of Credit, but excluding the endorsement of instruments for deposit or collection in the ordinary course of business.
     “Continuation”, “Continue” and “Continued” each refers to a continuation of Eurodollar Rate Advances from one Interest Period to the next Interest Period pursuant to Section 2.09(b).
     “Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.
     “Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08 or Section 2.09(a).
     “Default” means an event that, with notice or lapse of time or both, would become an Event of Default.
     “Dollars” means the lawful currency of the United States of America.
     “Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in Schedule I or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.
Credit Agreement

     “Eligible Assignee” means:
     (a) a Lender and any Affiliate of such Lender;
     (b) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000;
     (c) a savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000;
     (d) a commercial bank organized under the laws of any other country which is a member of the OECD or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; and
     (e) a finance company or other financial institution or fund (whether a corporation, partnership or other Person) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $500,000,000.
     “Environmental Law” means any Federal, state or local governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act and the Federal Insecticide, Fungicide and Rodenticide Act, in each case, as amended from time to time.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
     “Eurocurrency Liabilities” has the meaning set forth in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
     “Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” in Schedule I or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.
     “Eurodollar Rate” means, for any Interest Period for each Eurodollar Rate Advance, the rate per annum (rounded upward, if necessary, to the nearest whole multiple of 1/16 of 1% per annum) appearing on Telerate Page 3750 as of 11:00 a.m. (London time) on the date (as to any Interest Period, the “Determination Date”) that is
Credit Agreement

two Business Days before the first day of such Interest Period, as LIBOR for a period equal to such Interest Period. In the event that Telerate Page 3750 shall cease to report such LIBOR or, in the reasonable judgment of the Majority Lenders, shall cease to accurately reflect such LIBOR, then the “Eurodollar Rate” with respect to such Interest Period for such Eurodollar Rate Advance shall be the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank, N.A., in London, England to leading banks in the London interbank market at 11:00 A.M. (London time) on the Determination Date in an amount comparable to the amount of the related Borrowing and for a period equal to such Interest Period.
     “Eurodollar Rate Advance” means, at any time, an Advance which bears interest at rates based upon the Eurodollar Rate.
     “Eurodollar Rate Reserve Percentage” of any Lender for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.
     “Events of Default” has the meaning set forth in Section 6.01.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     “Excluded Representations” means the representations and warranties set forth in Section 4.01(f), Section 4.01(g), Section 4.01(n) and Section 4.01(o).
     “Existing Credit Agreement” has the meaning set forth in the introduction hereto.
     “Facility Fee” has the meaning set forth in Section 2.03(a).
     “Federal Funds Rate” means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
Credit Agreement

     “Funded Indebtedness” of a Person shall mean (i) all liabilities of such Person of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v) of the definition of “Indebtedness” herein, including without limitation commercial paper, of any maturity, and (ii) other indebtedness (including the current portion thereof) of such Person which would be classified in whole or part as a long-term liability of such Person in accordance with GAAP, and shall in any event include (i) any Indebtedness having a final maturity more than one year from the date of creation of such Indebtedness and (ii) any Indebtedness, regardless of its term, which is renewable or extendable by such Person (pursuant to the terms thereof or pursuant to a revolving credit or similar agreement or otherwise) to a date more than one year from the date of creation of such Indebtedness or any date of determination of Funded Indebtedness.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
     “Governmental Authority” means the federal government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “Hazardous Materials” means petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, and radon gas, any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants” or “pollutants”, or words of similar meaning and regulatory effect, under any Environmental Law and any other substance exposure to which is regulated under any Environmental Law.
     “Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (excluding accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or similar instruments, (v) Capitalized Lease Obligations, (vi) net Rate Hedging Obligations, (vii) Contingent Obligations in respect of Indebtedness, (viii) obligations for which such Person is obligated pursuant to or in respect of a Letter of Credit and (ix) repurchase obligations or liabilities of such Person with respect to accounts, notes receivable or securities sold by such Person.
     “Interest Period” means, with respect to any Eurodollar Rate Advance, the period beginning on the date such Eurodollar Rate Advance is made or Continued, or Converted from a Base Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each Interest Period shall be one, two, three or six months or (if available to the Lenders in the opinion of the Lenders) nine or twelve months, as the Borrower may, upon notice received by the Administrative
Credit Agreement

Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided that:
     (i) any Interest Period that would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date;
     (ii) each Interest Period that begins on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and
     (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.
     “Lenders” means the Banks listed on the signature pages hereof and each Person that shall become a party hereto pursuant to Sections 8.06(a), (b) and (c).
     “Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.
     “LIBOR” means the rate at which deposits in U.S. dollars are offered to leading banks in the London interbank market.
     “Lien” means any lien, mortgage, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement having substantially the same effect as a lien, including, without limitation, the lien or retained security title of a conditional vendor.
     “Majority Lenders” means, at any time, Lenders having Advances representing more than 50% of the aggregate outstanding principal amount of the Advances or, if no Advances are outstanding, Lenders having Commitments representing more than 50% of the total Commitments at such time.
     “Margin Stock” means margin stock within the meaning of Regulation U.
     “Material Adverse Change” or “Material Adverse Effect” means a material adverse change in or, as the case may be, effect on (i) the business, condition (financial or otherwise), or operations of the Borrower and its Consolidated Subsidiaries taken as a whole, (ii) the legality, validity or enforceability of this Agreement or (iii) the ability of the Borrower to pay and perform its obligations hereunder.
     “Material Agreements” has the meaning specified in Section 4.01(o).
Credit Agreement

     “Material Indebtedness” has the meaning set forth in Section 6.01(d).
     “Material Subsidiary” shall mean a Subsidiary which (i) owns, leases or occupies any building, structure or other facility used primarily for the bottling, canning or packaging of soft drinks or soft drink products or warehousing and distributing of such products, other than any such building, structure or other facility or portion thereof, which is not of material importance to the total business conducted by the Borrower and its Subsidiaries as an entirety, (ii) is a party to any contract with respect to the bottling, canning, packaging or distribution of soft drinks or soft drink products, other than any such contract which is not of material importance to the total business conducted by the Borrower and its Subsidiaries as an entirety, and in any event includes each of the Subsidiaries indicated as Material Subsidiaries listed in Schedule IV as of the date hereof, and (iii) any Subsidiary of the Borrower that would qualify as a “significant subsidiary” under Regulation S-X of the Securities and Exchange Commission (or its successor agency).
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Moody’s Rating” means, at any time, the rating of the long-term senior unsecured non-credit-enhanced debt obligations of the Borrower then outstanding most recently announced by Moody’s.
     “Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of a Controlled Group has or had an obligation to contribute.
     “Note” has the meaning set forth in Section 2.17.
     “Notice of Borrowing” has the meaning set forth in Section 2.02(a).
     “OECD” means the Organization for Economic Cooperation and Development.
     “Other Taxes” has the meaning set forth in Section 2.14(b).
     “Payment Default” means an event that, with notice or lapse of time or both, would become an Event of Default under Section 6.01(a).
     “PBGC” means the Pension Benefit Guaranty Corporation or any successor.
     “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
     “Plan” means an employee pension benefit plan (other than a Multiemployer Plan) to which Section 4021 of ERISA applies and (i) which is maintained for employees
Credit Agreement

of the Borrower or any member of a Controlled Group or (ii) to which the Borrower or any member of a Controlled Group made, or was required to make, contributions at any time within the preceding five years.
     “Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
     “Rate Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.
     “Rating Level Change” means a change in the Moody’s Rating or the Standard & Poor’s Rating (other than as a result of a change in the rating system of such rating agency) that results in the change from one Rating Level Period to another, which Rating Level Change shall be effective on the date on which the relevant change in such rating is first announced by Moody’s or Standard & Poor’s, as the case may be.
     “Rating Level Period” means a Rating Level 1 Period, a Rating Level 2 Period, a Rating Level 3 Period, a Rating Level 4 Period or a Rating Level 5 Period; provided that:
     (i) “Rating Level 1 Period” means a period during which the Moody’s Rating is at or above A3 or the Standard & Poor’s Rating is at or above A-;
     (ii) “Rating Level 2 Period” means a period that is not a Rating Level 1 Period during which the Moody’s Rating is Baa1 or the Standards & Poor’s Rating is at or above BBB+;
     (iii) “Rating Level 3 Period” means a period that is not a Rating Level 1 Period or a Rating Level 2 Period during which Moody’s Rating is at or above Baa2 or the Standard & Poor’s Rating is at or above BBB;
     (iv) “Rating Level 4 Period” means a period that is not a Rating Level 1 Period, a Rating Level 2 Period or a Rating Level 3 Period during which the Moody’s Rating is at or above Baa3 or the Standard & Poor’s Rating is at or above BBB-; and
Credit Agreement

     (v) “Rating Level 5 Period” means a period that is not a Rating Level 1 Period, a Rating Level 2 Period, a Rating Level 3 Period or a Rating Level 4 Period;
and provided further that if the Moody’s Rating and the Standard & Poor’s Rating differ by more than one rating level, then the Rating Level Period shall be one Rating Level Period higher than the Rating Level Period resulting from the application of the lower of such ratings (for which purpose Rating Level Period 1 is the highest Rating Level Period and Rating Level 5 is the lowest Rating Level Period).
     “Register” has the meaning set forth in Section 8.06(d).
     “Regulations T, U and X” means Regulations T, U and X issued by the Board of Governors of the Federal Reserve System, as from time to time amended.
     “Reportable Event” means (i) a reportable event described in Section 4043 of ERISA and regulations thereunder (other than reportable events for which notice has been waived pursuant to PBGC regulations), (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, or (iii) a cessation of operations at a facility causing more than 20% of Plan participants to be separated from employment, as referred to in Section 4062(e) of ERISA.
     “Responsible Officer” means the President, the Controller, the Treasurer or the Chief Financial Officer of the Borrower.
     “Solvent” means, with respect to any Person at any time, that (a) the fair value of the Property of such Person is greater than the total amount of liabilities (including without limitation contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in a business and is not about to engage in a business for which such Person’s property would constitute an unreasonably small capital.
     “Standard & Poor’s” means Standard & Poor’s Ratings Service, presently a division of The McGraw-Hill Companies, Inc., and its successors.
     “Standard & Poor’s Rating” means, at any time, the rating of the long-term senior unsecured, non-credit-enhanced debt obligations of the Borrower then outstanding most recently announced by Standard & Poor’s.
     “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a
Credit Agreement

majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; provided that, notwithstanding the foregoing, Piedmont Coca-Cola Bottling Partnership, a Delaware general partnership, shall be deemed to be a Subsidiary of the Borrower so long as the Borrower owns a greater than 50% economic interest therein.
     “Taxes” has the meaning set forth in Section 2.14(a).
     “Telerate Page 3750” means the display designated as page “3750” on the Bridge Information Service (or such other page as may replace page “3750” on the Dow Jones Markets Service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for Dollar deposits).
     “Termination Event” means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Borrower or any other member of the Controlled Group from such Plan during a plan year in which the Borrower or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under any other provision of Title IV of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA or (d) the institution by the PBGC of proceedings to terminate such Plan, in each case which could reasonably be expected to have a Material Adverse Effect.
     “Type” refers to whether an Advance is a Base Rate Advance or a Eurodollar Rate Advance.
     “Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under a single employer plan, as defined in Section 4001(a)(15) of ERISA, exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using the PBGC actuarial assumptions utilized for purposes of determining the current liability for purposes of such valuation.
     “Utilization Fee” has the meaning set forth in Section 2.03(b).
          SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”.
          SECTION 1.03. Accounting Terms.
Credit Agreement

          (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e).
          (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, and the Borrower so requests, the Administrative Agent, the Lenders and the Borrower will negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP as in effect prior to such change therein.
ARTICLE 2
AMOUNTS AND TERMS OF THE ADVANCES
          SECTION 2.01. The Advances.
          (a) Each Lender severally agrees, on and subject to the terms and conditions hereinafter set forth, to make advances to the Borrower (each, an “Advance”) from time to time on any Business Day during the period from the Closing Date until the Commitment Termination Date in an aggregate amount up to but not exceeding at any one time outstanding the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule I or, if such Lender has entered into an Assignment and Acceptance, set forth for such Lender in the Register (as such amount may be reduced pursuant to Section 2.04 or increased pursuant to Section 2.19, such Lender’s “Commitment”) and, as to all Lenders, up to but not exceeding at any one time outstanding $200,000,000 (subject to Section 2.19).
          (b) Each Borrowing and each Conversion or Continuation thereof (i) shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall consist of Advances of the same Type (and, if such Advances are Eurodollar Rate Advances, having the same Interest Period) made, Continued or Converted on the same day by the Lenders ratably according to their respective Commitments, except in each case as otherwise provided in Sections 2.08(e) and (f), as applicable.
          (c) Within the limits of each Lender’s Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.
          SECTION 2.02. Making the Advances.
     (a) (i) Each Borrowing shall be made on notice, given not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of such Borrowing (in the case of a Borrowing consisting of Eurodollar Rate Advances) or given not later than 11:00 a.m. (New York City time) on the Business Day of such Borrowing (in the case of
Credit Agreement

a Borrowing consisting of Base Rate Advances), by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof.
     (ii) Each such notice of a Borrowing (a “Notice of Borrowing”) shall be in writing in substantially the form of Exhibit A hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance.
     (iii) Each Lender shall, before 1:00 p.m. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender’s ratable portion of such Borrowing.
     (iv) Upon the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent’s aforesaid address.
          (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense (excluding loss of profit) reasonably incurred by such Lender as a result of any failure to make such Borrowing (including, without limitation, as a result of any failure to fulfill, on or before the date specified in such Notice of Borrowing, the applicable conditions set forth in Article 3) and the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing. A certificate as to the amount of such losses, costs and expenses, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.
          (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand (but without duplication) such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement (and
Credit Agreement

such Advance shall be deemed to have been made by such Lender on the date on which such amount is so repaid to the Administrative Agent).
          (d) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve the other Lenders of their obligations hereunder to make an Advance on the date of such Borrowing, and no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.
          SECTION 2.03. Certain Fees.
          (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the “Facility Fee”) on the average daily amount (whether used or unused) of such Lender’s Commitment from the Closing Date (in the case of each Bank) and from the date of the effectiveness of any Assignment and Acceptance pursuant to which it became a Lender (in the case of each such Lender), in each case until the Commitment Termination Date at a rate per annum equal to the Applicable Facility Fee Rate. The Facility Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Commitment Termination Date, commencing on the last Business Day of March, 2007.
          (b) Utilization Fee. For each day on which the aggregate principal amount of Advances outstanding exceeds an amount equal to 50% of the aggregate Commitments, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee (the “Utilization Fee”) on the aggregate principal amount of the Advances of such Lender outstanding on such day at a rate per annum equal to the Applicable Utilization Fee Rate. The Utilization Fee shall be payable in respect of each Advance on each date on which interest is payable on such Advance as specified in Section 2.06(a) hereof.
          (c) Administrative Agent’s Fee. The Borrower agrees to pay to the Administrative Agent, for the Administrative Agent’s own account, an administrative agency fee at the times and in the amounts heretofore agreed between the Borrower and the Administrative Agent.
          SECTION 2.04. Reduction of the Commitments.
          (a) The Commitment of each Lender shall be automatically reduced to zero on the Commitment Termination Date.
          (b) The Borrower shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate, in whole or reduce ratably in part, the unused portions of the Commitments of the Lenders; provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding; and provided further that each partial reduction shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.
Credit Agreement

          (c) Once reduced or terminated, the Commitments may not be reinstated.
          SECTION 2.05. Repayment of Advances. The Borrower shall repay the unpaid principal amount of each Advance made by each Lender, and each Advance made by each Lender shall mature, on the Commitment Termination Date.
          SECTION 2.06. Interest.
          (a) Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender, from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
     (i) Base Rate Advances. While such Advance is a Base Rate Advance, a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances as in effect from time to time, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date such Base Rate Advance shall be Converted or paid in full.
     (ii) Eurodollar Rate Advances. While such Advance is a Eurodollar Rate Advance, a rate per annum for each Interest Period for such Advance equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin for Eurodollar Rate Advances as in effect from time to time, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs at three-month intervals after the first day of such Interest Period, and on each date on which such Eurodollar Rate Advance shall be Continued, Converted or paid.
          (b) Default Interest. Notwithstanding the foregoing, if any Payment Default shall have occurred and be continuing, the Borrower shall pay interest on:
     (i) the unpaid principal amount of each Advance owing to each Lender, payable on demand (and in any event in arrears on the dates referred to in Section 2.06(a)(i) or (a)(ii) above), at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to said Section 2.06(a)(i) or (a)(ii), as applicable; provided that if such Payment Default shall be continuing at the end of any Interest Period for any Eurodollar Rate Advance, such Advance shall forthwith be Converted to a Base Rate Advance bearing interest as aforesaid in this Section 2.06(b)(i); and
     (ii) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable on demand (and in any event in arrears on the date such amount shall be paid in full), at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to Section 2.06(a)(i) above.
          SECTION 2.07. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Lender additional interest on the unpaid principal amount of each Eurodollar
Credit Agreement

Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for each Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent.
          SECTION 2.08. Interest Rate Determinations; Changes in Rating Systems.
          (a) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rates determined by the Administrative Agent for the purposes of Section 2.06.
          (b) If the relevant rates do not appear on Telerate Page 3750, and the Eurodollar Rate cannot be determined on the basis set forth in the second sentence of the definition of “Eurodollar Rate”:
     (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances for such Interest Period,
     (ii) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and
     (iii) the obligation of the Lenders to make or Continue, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.
          (c) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon:
     (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and
     (ii) the obligation of the Lenders to make or Continue, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and such Lenders that the circumstances causing such suspension no longer exist.
          (d) If the Borrower shall fail to select the duration of any ensuing Interest Period for any outstanding Eurodollar Rate Advances in accordance with the provisions
Credit Agreement

contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and the Borrower will automatically be deemed to have selected an Interest Period of three months therefor.
          (e) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.
          (f) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance shall automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make or Continue, or to Convert Advances into, Eurodollar Rate Advances shall automatically be suspended until such Event of Default shall be cured or waived.
          (g) If the rating system of either Moody’s or Standard & Poor’s shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent (on behalf of the Lenders) shall negotiate in good faith to amend the references to specific ratings in this Agreement to reflect such changed rating system or the non-availability of ratings from such rating agency (provided that any such amendment to such specific ratings shall not be effective without the approval of the Majority Lenders).
          SECTION 2.09. Voluntary Conversion and Continuation of Advances.
          (a) Optional Conversion. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all or any portion of the outstanding Advances of one Type comprising part of the same Borrowing into Advances of the other Type; provided that (i) any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.01(b) and (ii) in the case of any such Conversion of a Eurodollar Rate Advance into a Base Rate Advance on a day other than the last day of an Interest Period therefor, the Borrower shall reimburse the Lenders in respect thereof pursuant to Section 8.04(c). Each such notice of a Conversion shall, within the restrictions specified above, specify (x) the date of such Conversion, (y) the Advances to be Converted, and (z) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.
          (b) Continuations. The Borrower may, on any Business Day, upon notice given to the Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Continuation and subject to the provisions of Sections 2.08 and 2.12, Continue all or any portion of the outstanding Eurodollar Rate Advances comprising part of the same Borrowing for one or more Interest Periods; provided that (i) Eurodollar Rate Advances so Continued and having the same Interest Period shall be in an
Credit Agreement

amount not less than the minimum amount specified in Section 2.01(b) and (ii) in the case of any such Continuation on a day other than the last day of an Interest Period therefor, the Borrower shall reimburse the Lenders in respect thereof pursuant to Section 8.04(c). Each such notice of a Continuation shall, within the restrictions specified above, specify (x) the date of such Continuation, (y) the Eurodollar Rate Advances to be Continued and (y) the duration of the initial Interest Period (or Interest Periods) for the Eurodollar Rate Advances subject to such Continuation. Each notice of Continuation shall be irrevocable and binding on the Borrower.
          SECTION 2.10. Prepayments of Advances. The Borrower may, on notice given not later than 11:00 a.m. (New York City time) on the second Business Day prior to the date of the proposed prepayment of Advances (in the case of Eurodollar Rate Advances) or given not later than 11:00 a.m. (New York City time) on the Business Day of the proposed prepayment of Advances (in the case of Base Rate Advances), stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay, without penalty or premium, the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof and (y) in the case of any such prepayment of a Eurodollar Rate Advance on a day other than the last day of an Interest Period therefor, the Borrower shall reimburse the Lenders in respect thereof pursuant to Section 8.04(c). The Borrower shall have no right to prepay the Advances except as provided in this Section 2.10 (or as required pursuant to the other provisions of this Agreement).
          SECTION 2.11. Increased Costs.
          (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, prepared in good faith and submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.
          (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the
Credit Agreement

Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to lend hereunder. A certificate as to such amounts, prepared in good faith and submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.
          SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make or Continue Eurodollar Rate Advances or to fund or otherwise maintain Eurodollar Rate Advances hereunder, (i) the obligation of such Lender to make or Continue, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) each Eurodollar Rate Advance of such Lender shall convert into a Base Rate Advance at the end of the then current Interest Period for such Eurodollar Rate Advance.
          SECTION 2.13. Payments and Computations.
          (a) The Borrower shall make each payment hereunder without set-off or counterclaim not later than 12:00 noon (New York City time) on the day when due in Dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, Facility Fee or Utilization Fee ratably (other than amounts payable pursuant to Section 2.02(b), 2.11, 2.14 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.06(d), from and after the Closing Date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such Closing Date directly between themselves.
          (b) All computations of interest based on Citibank’s base rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. All computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of the Facility Fee and the Utilization Fee shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.07 shall be made by the relevant Lender, on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fee is
Credit Agreement

payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
          (c) Whenever any payment hereunder would be due on a day other than a Business Day, such due date shall be extended to the next succeeding Business Day, and any such extension of such due date shall in such case be included in the computation of payment of interest, Facility Fee and Utilization Fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to fall due in the next following calendar month, such payment shall be made on the next preceding Business Day.
          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.
          SECTION 2.14. Taxes.
          (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise
Credit Agreement

from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”).
          (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. A certificate as to the amount of such Taxes and Other Taxes, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding (as between the Borrower, the Lenders and the Administrative Agent) for all purposes, absent manifest error.
          (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof or other proof of payment of such Taxes reasonably satisfactory to the relevant Lender(s). If no Taxes are payable in respect of any payment hereunder, upon the request of the Administrative Agent the Borrower will furnish to the Administrative Agent, at such address, a statement to such effect with respect to each jurisdiction designated by the Administrative Agent.
          (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement (in the case of each Bank) and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from “Taxes” as defined in Section 2.14(a).
          (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.14(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender may reasonably request to assist the Lender to recover such Taxes.
Credit Agreement

          (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office(s) if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.
          SECTION 2.15. Set-Off; Sharing of Payments, Etc.
          (a) Without limiting any of the obligations of the Borrower or the rights of the Lenders hereunder, if the Borrower shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any amount payable by it hereunder or under any Note each Lender may, without prior notice to the Borrower (which notice is expressly waived by it to the fullest extent permitted by applicable law), set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, in any currency, matured or unmatured) and other obligations and liabilities at any time held or owing by such Lender or any branch or agency thereof to or for the credit or account of the Borrower. Each Lender shall promptly provide notice of such set-off to the Borrower, provided that failure by such Lender to provide such notice shall not affect the validity of such set-off and application.
          (b) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.02(b), 2.11, 2.14 or 8.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them or make such other adjustments as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
          SECTION 2.16. Right to Replace a Lender. If the Borrower is required to make any additional payment pursuant to Section 2.11 or 2.14 to any Lender or if any Lender’s obligation to make or Continue, or to Convert Advances into, Eurodollar Rate Advances shall be suspended pursuant to Section 2.12 (in each case, such Lender being an “Affected Person”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Person as a party to this Agreement; provided that, no Default or Event of Default shall have occurred and be continuing at the time of such replacement; and provided further that, concurrently with such replacement, (i) another financial institution which is an
Credit Agreement

Eligible Assignee and is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances of the Affected Person pursuant to an Assignment and Acceptance and to become a Lender for all purposes under this Agreement and to assume all obligations (including all outstanding Advances) of the Affected Person to be terminated as of such date and to comply with the requirements of Section 8.06 applicable to assignments, and (ii) the Borrower shall pay to such Affected Person in same day funds on the day of such replacement all accrued interest, accrued fees and other amounts then owing to such Affected Person by the Borrower hereunder to and including the date of termination, including without limitation payments due such Affected Person under Section 2.11 and 2.14.
          SECTION 2.17. Evidence of Indebtedness.
          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
          (b) The Administrative Agent shall maintain accounts in which it shall record (i) the date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Advance made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
          (c) The entries made in the accounts maintained pursuant to clause (a) or (b) of this Section 2.17 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.
          (d) Any Lender may request that its Advances be evidenced by a promissory note. In such event, the Borrower will promptly prepare, execute and deliver to such Lender a promissory note (a “Note”) payable to the order of such Lender, in a form approved by the Administrative Agent, in a principal amount equal to the amount of such Lender’s Commitment and otherwise duly completed.
          SECTION 2.18. Extension of Commitments.
          (a) The Borrower may, not earlier than 90 days and not later than 60 days before the Commitment Termination Date, by notice to the Administrative Agent request that the Commitment Termination Date then in effect (the “Existing Commitment Termination Date”) be extended to the date 364 days after the Existing Commitment Termination Date. The Administrative Agent shall promptly notify the Lenders of such request. The Borrower may make this extension request only once.

          (b) Each Lender, in its sole discretion, shall, by notice to the Administrative Agent given not more than 60 nor less than 50 days before the Existing Commitment Termination Date, advise the Administrative Agent whether or not such Lender agrees to such extension. A Lender that determines not to so extend its Commitment shall so notify the Administrative Agent promptly after making such determination and is herein called a “Non-Extending Lender”. If a Lender does not give timely notice to the Administrative Agent of whether or not such Lender agrees to such extension, it shall be deemed to be a Non-Extending Lender.
          (c) The Administrative Agent shall notify the Borrower of each Lender’s determination on or before the date 45 days before the Existing Commitment Termination Date.
          (d) If and only if (i) the total of the Commitments of Lenders that have agreed to extend their Commitments as herein provided is more than 75% of the aggregate amount of the Commitments in effect immediately prior to the Existing Commitment Termination Date, and (ii) immediately prior to the Existing Commitment Termination Date no Default has occurred and is continuing and the representations and warranties of the Borrower set forth in Section 4.01 shall be true and correct in all material respects on and as of the Existing Commitment Termination Date as though made on and as of such date (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), then effective on the Existing Commitment Termination Date the Commitment Termination Date shall be extended to the date 364 days after the Existing Commitment Termination Date (or, if such day is not a Business Day, the immediately preceding Business Day) which date shall thereafter be the Commitment Termination Date, provided that the Commitment of each Non-Extending Lender shall in any event terminate on the Existing Commitment Termination Date and the Borrower shall pay in full on the Existing Termination Date all amounts payable to each Non-Extending Lender hereunder.
          SECTION 2.19. Increase of Commitments.
          (a) The Borrower shall have the right at any time after the Closing Date to increase the aggregate Commitments hereunder in accordance with the following provisions and subject to the following conditions:
     (i) The Borrower shall give the Administrative Agent, which shall promptly deliver a copy thereof to each of the Lenders, at least 20 Business Days’ prior written notice (a “Notice of Increase”) of any such requested increase specifying the aggregate amount by which the Commitments are to be increased (the “Requested Increase Amount”), which shall be at least $10,000,000, and the requested date of increase (the “Requested Increase Date”). Each Lender shall have the right, but no obligation whatsoever, by written notice to the Borrower through the Administrative Agent not less than 10 Business Days after the date of said Notice of Increase, to offer to increase its Commitment by an amount specified by such Lender, which shall not be less than $1,000,000 and shall not exceed the Requested Increase Amount. Any Lender that so offers to increase its Commitment is herein called an “Increasing Lender”. Any Lender
Credit Agreement

that does not so offer within such time shall be deemed to have declined to increase its Commitment.
     (ii) If the aggregate amount of the increases offered pursuant to sub-clause (i) above exceeds the Requested Increase Amount, the increase shall be allocated ratably among the Increasing Lenders.
     (iii) If the aggregate amount of the increases offered pursuant to sub-clause (i) above is less than the Requested Increase Amount, the Borrower may, through the Administrative Agent, offer the balance of the Requested Increase Amount to one or more other financial institutions, each of which must be reasonably satisfactory to the Administrative Agent; provided, that the Commitment to be acquired hereunder by any such other financial institution shall not be less than $1,000,000. Any such other financial institution that agrees to acquire a Commitment pursuant hereto is herein called an “Additional Lender”.
     (iv) Effective on the Requested Increase Date, subject to the terms and conditions hereof, (x) Schedule I shall be deemed amended to reflect the increases contemplated hereby, (y) the Commitment of each Increasing Lender shall be increased by the amount determined pursuant to sub-clauses (i) and (ii) above, and (z) each Additional Lender shall enter into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which it shall undertake, as of such Requested Increase Date, a new Commitment in the amount determined pursuant to sub-clause (iii) above, and such Additional Lender shall thereupon be deemed to be a Lender for all purposes of this Agreement. Each Additional Lender may request a Note in accordance with Section 2.17(d).
     (v) If on the Requested Increase Date there are Advances outstanding hereunder, appropriate adjustments shall be made (by the making of Advances by the Increasing Lenders and the Additional Lenders and/or the prepayment of outstanding Advances) as necessary to cause the outstanding Advances to be held ratably by all Lenders.
     (vi) The Borrower may not exercise its rights under this Section 2.19 more than once in each successive annual period commencing on the Closing Date.
          (b) Anything in this Section 2.19 to the contrary notwithstanding, no increase in the aggregate Commitments hereunder pursuant to this Section shall be effective unless:
     (i) as of the date of the relevant Notice of Increase and on the relevant Requested Increase Date and after giving effect to such increase, (x) no Default or Event of Default shall have occurred and be continuing and (y) the representations and warranties of the Borrower in Article 4 (subject to updating in the case of Sections 4.01(n) and 4.01(o)) shall be true and correct in all material respects as if made on and as of such date (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);
Credit Agreement

     (ii) on and as of the date of the relevant Notice of Increase and on the relevant Requested Increase Date and after giving effect to such increase, the Moody’s Rating and the S&P Rating shall be at least equal to Baa3 and BBB- respectively;
     (iii) the Borrower shall not previously have reduced the Commitments under Section 2.04; and
     (iv) after giving effect to any such increase the aggregate amount of the Commitments shall not exceed $300,000,000.
ARTICLE 3
CONDITIONS OF LENDING
          SECTION 3.01. Conditions Precedent to Initial Borrowing. This Agreement (and the amendment and restatement of the Existing Credit Agreement to be effected hereby) and the obligation of each Lender to make an Advance on the occasion of the initial Borrowing shall not become effective until the date on which the Administrative Agent shall have received executed counterparts of this Agreement by each of the parties hereto and each of the following on or before April 6, 2007, each (unless otherwise specified below) dated the Closing Date, in form and substance satisfactory to the Administrative Agent and (except for the items in clauses (a), (b) and (c)) in sufficient copies for each Lender:
     (a) Certified copies of (x) the certificate of incorporation and by-laws of the Borrower, (y) the resolutions of the Board of Directors of the Borrower authorizing the making and performance by the Borrower of this Agreement and the transactions contemplated hereby, and (z) documents evidencing all other necessary corporate action and governmental approvals, if any, with respect to this Agreement.
     (b) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered hereunder.
     (c) A certificate from the Secretary of State of the State of Delaware dated a date reasonably close to the Closing Date as to the good standing of and certificate of incorporation filed by the Borrower.
     (d) A favorable opinion of Kennedy Covington Lobdell & Hickman, L.L.P., special counsel to the Borrower, substantially in the form of Exhibit C hereto.
     (e) A favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, substantially in the form of Exhibit D hereto.
     (f) A certificate of a Responsible Officer of the Borrower certifying that (i) no Default or Event of Default as of the date thereof has occurred and is continuing, and
Credit Agreement

(ii) the representations and warranties contained in Section 4.01 are true and correct on and as of the date thereof as if made on and as of such date.
     (g) Evidence that all principal, interest and other amounts owing by the Borrower under or in respect of the Existing Credit Agreement shall have been (or shall simultaneously be) paid in full and all commitments to extend credit thereunder of any Lender (as defined therein) thereunder that is not a Bank hereunder shall have been terminated, in each case in a manner satisfactory to the Administrative Agent.
     (h) Notes, payable to the order of the respective Lenders that have requested the same prior to the Closing Date, duly completed and executed.
     (i) Such other documents relating to this Agreement and the transactions contemplated hereby as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.
          SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including without limitation the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):
     (a) the representations and warranties contained in Section 4.01 (excluding, in the case of any Borrowing after the initial Borrowing, the Excluded Representations) are true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and
     (b) No Default or Event of Default has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds thereof.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
          SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:
     (a) The Borrower and each of its Material Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly qualified and in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be
Credit Agreement

licensed and where, in each case, failure so to qualify and be in good standing could have a Material Adverse Effect and (iii) has all requisite power and authority to own or lease and operate its Property and to carry on its business as now conducted and as proposed to be conducted.
     (b) The making and performance by the Borrower of this Agreement are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not violate (i) any provision of the Borrower’s certificate of incorporation or by-laws, (ii) any agreement, indenture or other contractual restriction binding on the Borrower, (iii) any law, rule or regulation (including, without limitation, the Securities Act of 1933 and the Exchange Act and the regulations thereunder, and Regulations T, U or X), or (iv) any order, writ, judgment, injunction, decree, determination or award binding on the Borrower. The Borrower is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any contractual restriction binding upon it, except for such violation or breach which would not have a Material Adverse Effect.
     (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required (other than those which have been obtained) for the making and performance by the Borrower of this Agreement or for the legality, validity, binding effect or enforceability thereof.
     (d) This Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of this Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.
     (e) (i) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at January 1, 2006, and the related consolidated statements of operations, cash flows and changes in stockholders’ equity for the fiscal year ended on such date, audited by Pricewaterhouse Coopers L.L.P., copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as of such date, and the consolidated results of their operations, cash flows and changes in stockholders’ equity for the fiscal year then ended.
     (ii) All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP for the periods involved.
     (iii) As of the date hereof, neither the Borrower nor any of its Consolidated Subsidiaries has any material Contingent Obligation or liability for taxes, long-term lease
Credit Agreement

or unusual forward or long-term commitment which is not reflected herein or in the schedules and exhibits hereto or in the foregoing financial statements or in the notes thereto.
     (f) Since January 1, 2006, no Material Adverse Change has occurred.
     (g) Except as disclosed in Schedule III, no litigation, investigation or proceeding of or before any court or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Material Subsidiaries or against any of its or their respective Property or revenues (i) with respect to this Agreement or the Notes or any of the transactions contemplated hereby or (ii) which, in the reasonable judgment of the Borrower, would have a Material Adverse Effect.
     (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, or for any purpose that violates or would be inconsistent with the provisions of Regulations T, U and X.
     (i) The Borrower is not an “investment company”, or a Person “controlled by” an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.
     (j) All information that has been made available by the Borrower or any of its representatives to the Administrative Agent or any Lender in connection with the negotiation of this Agreement was, on or as of the dates on which such information was made available, complete and correct in all material respects and did not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein not misleading in light of the time and circumstances under which such statements were made.
     (k) A copy of the most recent Annual Report (5500 Series Form), including all attachments thereto, filed with the Internal Revenue Service for each Plan, has been provided to the Administrative Agent and fairly presents the funding status of each Plan as of the date of each such Annual Report. There has been no deterioration in any single Plan’s funding status, or, collectively, all of the Plan’s funding status since the date of such Annual Report that could reasonably be expected to have a Material Adverse Effect. The Borrower has provided the Administrative Agent with a list of all Plans and Multiemployer Plans and all available information with respect to direct, indirect, or potential withdrawal liability to any Multiemployer Plan of the Borrower or any member of a Controlled Group.
     (l) The Borrower and each of its Material Subsidiaries is in compliance with all laws, statutes, rules, regulations and orders binding on or applicable to the Borrower or such Material Subsidiary (including, without limitation, ERISA and all Environmental
Credit Agreement

Laws) and all of their respective Property, subject to the possible implications of the litigation and proceedings described in Schedule III and except to the extent failure to so comply could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.
     (m) Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the Borrower are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or those the failure to pay which, in the aggregate, would not have a Material Adverse Effect); and (i) no tax liens have been filed and (ii) to the knowledge of the Borrower, no claims are being asserted with respect to any such taxes, fees or other charges, which, either individually or in the aggregate, are in excess of $1,000,000, other than as disclosed in Schedule III.
     (n) Schedule IV contains an accurate list of all of the presently existing Subsidiaries and Material Subsidiaries, setting forth their respective jurisdictions of incorporation and the percentage of their respective outstanding capital stock or other equity interests owned by the Borrower or other Subsidiaries and all of the issued and outstanding shares of capital stock or other equity interests of the Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.
     (o) The agreements identified on Schedule V (the “Material Agreements”) are all of the material business contracts (other than purchase and sales agreements and credit agreements) to which the Borrower or any Material Subsidiary is a party; each Material Agreement is in full force and effect; and the Borrower and its Material Subsidiaries are in material compliance with the terms and provisions applicable to them contained in the Material Agreements.
     (p) The Borrower is, and immediately after the making of each Borrowing will be, Solvent.
ARTICLE 5
COVENANTS OF THE BORROWER
          SECTION 5.01. Covenants. So long as any Commitment shall remain in effect and until payment in full of all amounts payable by the Borrower hereunder, unless the Majority Lenders shall otherwise consent in writing:
     (a) Financial Statements. The Borrower will furnish to each Lender:
Credit Agreement

     (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, copies of the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such year and of the related consolidated statements of operations, cash flows and changes in stockholders’ equity for such year, setting forth in each case in comparative form the figures for the previous year, certified without qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;
     (ii) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and of the related unaudited consolidated statements of operations, cash flows and changes in stockholders’ equity of the Borrower and its Consolidated Subsidiaries for such quarterly period and the portion of the fiscal year through such date, setting forth in each case in comparative form figures for the previous year, certified by a Responsible Officer (subject to normal year-end audit adjustments);
     (iii) concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) above, a Compliance Certificate;
     (iv) promptly upon the filing thereof, copies of all registration statements and annual, quarterly or other regular reports which the Borrower files with the Securities and Exchange Commission; and
     (v) such other information relating to the Borrower and its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request.
All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).
          (b) Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances solely for its general corporate purposes; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any such proceeds.
          (c) Certain Notices.
          (1) The Borrower will give notice in writing to the Administrative Agent and the Lenders of (i) the occurrence of any Default or Event of Default and (ii) any change in the rating of the long-term senior unsecured non-credit-enhanced debt obligations of the Borrower by Moody’s or Standard & Poor’s, each such notice to be given promptly and in any event within five days after occurrence thereof.
Credit Agreement

          (2) Promptly after the Borrower, any member of a Controlled Group or any administrator of a Plan:
     (i) receives the notification referred to in clauses (i), (iv) or (vii) of Section 6.01(h),
     (ii) has knowledge of (A) the occurrence of a Reportable Event with respect to a Plan; (B) any event which has occurred or any action which has been taken to amend or terminate a Plan as referred to in clauses (ii) and (vi) of Section 6.01(h); (C) any event which has occurred or any action which has been taken which could result in complete withdrawal, partial withdrawal, or secondary liability for withdrawal liability payments with respect to a Multiemployer Plan as referred to in clause (vii) of Section 6.01(h); or (D) any action which has been taken in furtherance of, any agreement which has been entered into for, or any petition which has been filed with a United States district court for, the appointment of a trustee for a Plan as referred to in clause (iii) of Section 6.01(h), or
     (iii) files a notice of intent to terminate a Plan with the Internal Revenue Service or the PBGC; or files with the Internal Revenue Service a request pursuant to Section 412(d) of the Code for a variance from the minimum funding standard for a Plan; or files a return with the Internal Revenue Service with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code for a Plan, the Borrower will furnish to the Administrative Agent a copy of any notice received, request or petition filed and agreement entered into; the most recent Annual Report (Form 5500 Series) and attachments thereto for the Plan; the most recent actuarial report for the Plan; any notice, return or materials required to be filed with the Internal Revenue Service in connection with the event, action or filing; and a written statement of a Responsible Officer describing the event or the action taken and the reasons therefor.
          (d) Conduct of Business. The Borrower will, and will cause each Material Subsidiary to, do all things necessary (if applicable) to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where such failure to remain in good standing or to maintain such authority may not reasonably be expected to have a Material Adverse Effect. The Borrower will continue to engage in its business substantially as conducted on the Closing Date, and, except where such failure may not reasonably be expected to have a Material Adverse Effect, will cause its Subsidiaries to continue to engage in their business substantially as conducted on the Closing Date.
          (e) Taxes. The Borrower will, and will cause each Subsidiary to, pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.
Credit Agreement

          (f) Insurance. The Borrower will, and will cause each Material Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all or substantially all of its Property, in such amounts and covering such risks as is consistent with sound business practice for Persons in substantially the same industry as the Borrower or such Subsidiary, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.
          (g) Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject (including ERISA and applicable Environmental Laws), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
          (h) Maintenance of Properties. The Borrower will, and will cause each Material Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to so maintain, preserve, protect and repair could not reasonably be expected to have a Material Adverse Effect.
          (i) Inspection. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders (coordinated through the Administrative Agent), at their sole cost and expense (except that if an Event of Default has occurred and is continuing, the Borrower will indemnify the Administrative Agent and the Lenders against such cost and expense), to inspect any of the Property, corporate books and financial records of the Borrower and such Subsidiary, to examine and make copies of the books of account and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable notice and at such reasonable times during the Borrower’s normal business hours and intervals as the Lenders may designate.
          (j) Merger. The Borrower will not, and will not permit any Material Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Material Subsidiary may merge into the Borrower or another Material Subsidiary and (b) the Borrower or any Material Subsidiary may merge or consolidate with any other Person, provided that (1) in the case of such a merger or consolidation involving the Borrower, the Borrower shall be the continuing or surviving corporation and (2) in the case of such a merger or consolidation involving a Material Subsidiary, a Material Subsidiary shall be the continuing or surviving corporation, provided further that nothing herein shall be deemed to prohibit a merger or consolidation by a Subsidiary with or into another Person (other than the Borrower) in connection with an exchange of bottling territories permitted under Sections 5.01(m)(ix) and 5.01(n)(vii), and provided further that in each case, prior to and after giving effect to any such merger or consolidation, no Default or Event of Default shall exist.
          (k) Preservation of Material Agreements. Except in connection with dispositions of assets or other transactions permitted by this Agreement, the Borrower will, and
Credit Agreement

will cause its Subsidiaries to, use commercially reasonable efforts to maintain in full force and effect all material agreements necessary for the conduct of the Borrower’s business, except where such failure to so use such commercially reasonable efforts could not reasonably be expected to have a Material Adverse Effect.
          (l) Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, or suffer to exist any Lien in or on the Property of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, except:
     (i) the existing Liens listed in Schedule II hereto and other Liens existing on the Closing Date securing an obligation in an amount, in the case of each such obligation, of less than $5,000,000 (and extension, renewal and replacement Liens upon the same Property previously subject to such an existing Lien, provided the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien previously existing);
     (ii) Liens arising from taxes, assessments, or claims described in Section 5.01(o) hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 5.01(o);
     (iii) deposits or pledges to secure worker’s compensation, unemployment insurance, old age benefits or other social security obligations, or in connection with or to secure the performance of bids, tenders, trade contracts or leases, or to secure statutory obligations, or stay, surety or appeal bonds, or other pledges or deposits of like nature and all in the ordinary course of business;
     (iv) Liens on Property securing all or part of the purchase price thereof (including without limitation Liens in respect of leases of personal or real Property) and Liens (whether or not assumed) existing in Property at the time of purchase thereof by the Borrower or a Subsidiary, as the case may be (and extension, renewal and replacement Liens upon the same property previously subject to a Lien described in this clause (iv), provided the amount secured by each Lien constituting such extension, renewal or replacement shall not exceed the amount secured by the Lien previously existing), provided that each such Lien is confined solely to the Property so purchased, improvements thereto and proceeds thereof;
     (v) Liens resulting from progress payments or partial payments under United States Government contracts or subcontracts thereunder;
     (vi) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings diligently conducted and execution is stayed on all judgments resulting from any such proceedings;
     (vii) zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not in the
Credit Agreement

aggregate materially detract from the value of a Property to, or materially impair its use in the business of, the Borrower or such Subsidiary; and
     (viii) other Liens securing Indebtedness in an aggregate amount, as to all Liens under this clause (viii), not exceeding $50,000,000 at any time outstanding.
          (m) Investments. The Borrower will not, and will not permit any Subsidiary to, at any time purchase, acquire or own any stock, bonds, notes or other securities of, or any partnership or other interest in, or make any capital contribution to, any other Person (any of the foregoing being referred to in this clause (m) as an “investment”), except:
     (i) investments, in addition to those otherwise permitted hereunder, listed on Schedule VI;
     (ii) investments in Subsidiaries (subject to Section 5.01(m)(xii)) and investments in any cooperative providing bottling, canning or other productive goods or services to the Borrower or any Subsidiary;
     (iii) investments in obligations backed by the full faith and credit of the United States of America;
     (iv) investments in certificates of deposit issued (i) by any of the Lenders, or (ii) by any bank or by United States or Canadian commercial banks having shareholders’ equity of at least $500,000,000 and whose long term obligations are rated “AA” or “Aa” by Standard & Poor’s or Moody’s, respectively;
     (v) investments in commercial paper or corporate promissory notes maturing, or which may be redeemed by the holder, not more than six months after the date of acquisition and rated “A-1” by Standard & Poor’s Corporation or “P-1” by Moody’s;
     (vi) investments in repurchase agreements held in safekeeping at substantial repositories and secured by investments of the kind listed in clauses (iii), (iv) and (v) above;
     (vii) investments in time deposits denominated in Dollars in commercial banks (including branch offices of United States banks) located in Western Europe and having shareholders’ equity of at least $500,000,000;
     (viii) investments in assets, franchises and businesses after the Closing Date, the result of which does not cause the Borrower to violate any term of this Section 5.01, and as to which in the case of each such investment, the chief financial officer of the Borrower shall have sent to each Bank a certificate certifying that the acquisition is permitted hereunder including this clause (m), and in the event that the purchase price of any soft drink bottling assets, franchises and business acquired singly or as a group exceeds $50,000,000 shall have sent to each Lender a copy of audited and/or unaudited
Credit Agreement

financial statements for the most recently completed fiscal year and interim period relating to the assets, franchises and businesses acquired;
     (ix) investments in Persons, assets, franchises and businesses after the Closing Date in connection with an exchange of bottling territories; provided that on a pro forma basis after giving effect to each such investment (including without limitation giving effect to Acquisition Cash Flow for the relevant period) and the related disposition of bottling territories by the Borrower or its Subsidiaries, the Borrower remains in compliance with the covenants set forth in Sections 5.01(q) and (r);
     (x) investments in wholly-owned Subsidiaries formed for the purpose of making investments permitted hereunder;
     (xi) other investments not exceeding $5,000,000 in the aggregate at any time for the Borrower and all Subsidiaries; and
     (xii) investments in Consolidated Subsidiaries created or acquired after the Closing Date up to but not exceeding $50,000,000 in any fiscal year of the Borrower;
provided that anything herein to the contrary notwithstanding, the Borrower will not, and will not permit its Subsidiaries to, acquire controlling interests in any Person or Persons whose principal business is outside the beverage industry if the aggregate consideration paid in respect of all such acquisitions after the Closing Date would exceed $125,000,000.
          (n) Asset Dispositions. The Borrower will not, and will not permit any Subsidiary to, sell, convey, assign, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this clause (n) as a “transaction” and any series of related transactions constituting but a single transaction), any of its Property, tangible or intangible, except:
     (i) transactions (including sales of trucks, vending machines and other equipment) in the ordinary course of business;
     (ii) transactions between Consolidated Subsidiaries or between the Borrower and Consolidated Subsidiaries;
     (iii) any sale of real property not used in the current operations of the Borrower, provided that the aggregate proceeds of sales pursuant to this clause (iii) shall not exceed $25,000,000 in any fiscal year of the Borrower;
     (iv) other sales, conveyances, assignments or other transfers or dispositions in immediate exchange for cash or tangible assets, subject to prior approval in each case by the Majority Lenders;
     (v) other sales, conveyances, assignments or other transfers or dispositions that do not in the aggregate exceed $10,000,000 in any fiscal year of the Borrower;
Credit Agreement

     (vi) the sale for cash of any and all accounts receivable in a face amount not to exceed $50,000,000;
     (vii) dispositions of Persons, assets, franchises and businesses after the Closing Date in connection with an exchange of bottling territories; provided that on a pro forma basis after giving effect to any such disposition and the related acquisition of bottling territories by the Borrower or its Subsidiaries, the Borrower remains in compliance with the covenants set forth in Sections 5.01(q) and (r); and
     (viii) transfers or dispositions for cash, other than as provided by clauses (i) through (vii) above, if on the date of the consummation thereof, if such date is prior to the Commitment Termination Date, the Commitments are permanently reduced on such date by the amount equal to the cash proceeds of such transfers or dispositions less the amount of transaction costs and income taxes incurred by the Borrower or one of its Subsidiaries in connection with such transfer or disposition.
          (o) Payment of Claims. The Borrower will, and will cause each Subsidiary to, pay or discharge any of the following described taxes, assessments, charges, levies, claims and liabilities which are material to the Borrower and its Subsidiaries when taken as a whole:
     (i) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its Property or income;
     (ii) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such Property; and
     (iii) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such Property (other than Liens not forbidden by Section 5.01(l) hereof) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower or such Subsidiary in a case under Title 11 (Bankruptcy) of the United States Code, as amended, or in any insolvency proceeding or dissolution or winding-up involving the Borrower or such Subsidiary;
provided that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, the Borrower or such Subsidiary need not pay or discharge any such tax, assessment, charge, levy, claim or current liability so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor and so long as such failure to pay or discharge does not have a Material Adverse Effect.
          (p) Subsidiary Debt. Except as disclosed in Schedule VIII, the Borrower will not permit any Subsidiary to incur or permit to exist any Indebtedness except (i) Indebtedness to the Borrower or another Subsidiary and (ii) other Indebtedness in an aggregate amount not exceeding $5,000,000 at any time outstanding.
Credit Agreement

          (q) Consolidated Cash Flow/Fixed Charges Ratio. The Borrower will not permit the Consolidated Cash Flow/Fixed Charges Ratio, as determined quarterly as of the last day of each fiscal quarter of the Borrower (and treating such fiscal quarter as having been completed), to be less than 1.5 to 1.
          (r) Consolidated Funded Indebtedness/Cash Flow Ratio. The Borrower will not permit the Consolidated Funded Indebtedness/Cash Flow Ratio, as determined quarterly as of the last day of each fiscal quarter of the Borrower (and treating such fiscal quarter as having been completed), to exceed 6.0 to 1.
          (s) Contingent Obligations. The Borrower will not, and will not permit its Subsidiaries to, incur Contingent Obligations in respect of Indebtedness of any Person in excess of $100,000,000 in the aggregate at any time (excluding Contingent Obligations existing on the date hereof and disclosed in Schedule VII).
ARTICLE 6
EVENTS OF DEFAULT
          SECTION 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
     (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or any Facility Fee or Utilization Fee or any other amount payable hereunder when due and such failure remains unremedied for three Business Days; or
     (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in any certificate delivered in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or
     (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(b), (c)(1), (j), (q) or (r), (ii) the Borrower shall fail to perform or observe the covenant contained in Section 5.01(a) and such failure remains unremedied for five Business Days or (iii) Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed, and such failure, in the case of this clause (iii), remains unremedied for 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent; or
     (d) The Borrower or any of its Subsidiaries shall fail to pay any principal of or interest on any other Indebtedness which is outstanding in an aggregate principal amount of at least $25,000,000, or its equivalent in other currencies (in this clause (d) called “Material Indebtedness”), in the aggregate when the same becomes due and payable
Credit Agreement

(whether at scheduled maturity, by required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Indebtedness, or to require the same to be prepaid or defeased (other than by a regularly required payment); or
     (e) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or
     (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition with respect to it or its debts under any such law, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its Property, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its Property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above;
     (g) A Change in Control shall occur; or
Credit Agreement

     (h) The Majority Lenders shall determine in good faith (which determination shall be conclusive) that the potential liabilities associated with the events set forth in clauses (i) through (vii) below, individually or in the aggregate, could have a Material Adverse Effect:
     (i) The PBGC notifies a Plan pursuant to Section 4042 of ERISA by service of a complaint, threat of filing a law suit or otherwise of its determination that an event described in Section 4042(a) of ERISA has occurred, a Plan should be terminated or a trustee should be appointed for a Plan; or
     (ii) Any action is taken to terminate a Plan pursuant to its provisions or the plan administrator files with the PBGC a notice of intent to terminate a Plan in accordance with Section 4041 of ERISA; or
     (iii) Any action is taken by a plan administrator to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA; or
     (iv) A return is filed with the Internal Revenue Service, or a Plan is notified by the Secretary of the Treasury that a notice of deficiency under Section 6212 of the Code has been mailed, with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code; or
     (v) A Reportable Event occurs with respect to a Plan; or
     (vi) Any action is taken to amend a Plan to become an employee benefit plan described in Section 4021(b)(1) of ERISA, causing a Plan termination under Section 4041(e) of ERISA; or
     (vii) The Borrower or any member of a Controlled Group receives a notice of liability or demand for payment on account of complete withdrawal under Section 4203 of ERISA, partial withdrawal under Section 4205 of ERISA or on account of becoming secondarily liable for withdrawal liability payments under Section 4204 of ERISA (sale of assets); or
     (i) The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money, either singly or in the aggregate, in excess of $25,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith;
then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all
Credit Agreement

such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an Event of Default with respect to the Borrower of the kind referred to in clause (e) or (f) above (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such other amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.
ARTICLE 7
THE ADMINISTRATIVE AGENT
          SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Advances), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.
          SECTION 7.02. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable to the Lenders for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower or any of its Subsidiaries; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability to the Lenders under or in respect of this Agreement by acting upon any notice, consent, certificate or other
Credit Agreement

instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.
          SECTION 7.03. Citibank and Affiliates. With respect to its Commitment and the Advances made by it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lenders.
          SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
          SECTION 7.05. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements found in a final-non-appealable judgment by a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.
          SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent that, unless a Default or Event of Default shall have occurred and then be continuing, is reasonably acceptable to the Borrower. If no successor Administrative Agent shall
Credit Agreement

have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Majority Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having total assets of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
          SECTION 7.07. Arrangers. Each Arranger, in its capacity as such, shall have no obligation or responsibility hereunder and shall not become liable in any manner hereunder to any party hereto.
ARTICLE 8
MISCELLANEOUS
          SECTION 8.01. Amendments, Etc. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Borrower and the Majority Lenders, or by the Borrower and the Administrative Agent on behalf of the Majority Lenders, and no waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Administrative Agent with the consent of the Majority Lenders; provided, however, that no amendment, or waiver shall, unless in writing and signed by all the Lenders or by the Administrative Agent with the consent of all the Lenders, do any of the following: (a) increase or extend the Commitments (other than as contemplated by Sections 2.18 and 2.19), (b) reduce the principal of, or interest on, the Notes or any fees (other than the Administrative Agent’s fee referred to in Section 2.03(c)) or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees (other than the Administrative Agent’s fee referred to in Section 2.03(c)) or other amounts payable hereunder, (d) change the second sentence of Section 2.13(a), (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances which shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; provided further that no amendment or waiver shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement. This Agreement and the agreement referred to in Section 2.03(c) and the Notes constitute the entire agreement of the parties with respect to the subject matter hereof and thereof.
Credit Agreement

          SECTION 8.02. Notices, Etc.
          (a) Subject to clauses (b) through (e) below, all notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or delivered by hand:

(i)	if to the Borrower: Coca-Cola Bottling Co. Consolidated 4100 Coca-Cola Plaza Charlotte, NC 28211 Attention: Vice President & Treasurer Telephone No.: (704) 557-4633 Telecopier No.: (704) 557-4451

(ii)	if to the Administrative Agent: Citibank, N.A. Two Penns Way, Suite 200 New Castle, Delaware 19720 Attention: Kimberly Eidam-Melendez Telephone No.: (302) 894-6012 Telecopier No.: (212) 994-0961

(iii)	if to any Lender, at the Domestic Lending Office of such Lender;
or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall be deemed to have been duly given or made (i) in the case of hand deliveries, when delivered by hand, (ii) in the case of mailed notices, three Business Days after being deposited in the mail, postage prepaid, and (iii) in the case of telecopier notice, when transmitted and confirmed during normal business hours (or, if delivered after the close of normal business hours, at the beginning of business hours on the next Business Day), except that notices and communications to the Administrative Agent pursuant to Article 2 or 7 shall not be effective until received by the Administrative Agent.
          (b) The Borrower hereby agrees that it will use its best efforts to provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (ii)
Credit Agreement

provides notice of any Default or Event of Default under this Agreement or (iii) is required to be delivered to satisfy any condition precedent to the occurrence of the Closing Date and/or any borrowing (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified herein but only to the extent requested by the Administrative Agent.
          (c) The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, THE “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
          (d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes hereof. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes hereof. Each Lender agrees (i) to provide to the Administrative Agent in writing (including by electronic communication), promptly after the date of this Agreement, an e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.
Credit Agreement

          (e) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant hereto in any other manner specified herein.
          SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
          SECTION 8.04. Costs, Expenses and Indemnification.
          (a) The Borrower agrees to pay and reimburse on demand (i) all reasonable costs and expenses of the Administrative Agent and each Arranger in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, and (ii) all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of the Administrative Agent and each of the Lenders), incurred by the Administrative Agent or any Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a). Such reasonable fees and out-of-pocket expenses shall be reimbursed by the Borrower upon presentation to the Borrower of a statement of account, regardless of whether this Agreement is executed and delivered by the parties hereto or the transactions contemplated by this Agreement are consummated.
     (b) (i) The Borrower hereby agrees to indemnify the Administrative Agent, each Arranger, each Lender and each of their respective Affiliates and their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all direct claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Advances, whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Article 3 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such direct claim, damage, loss, liability or expense is found in a
Credit Agreement

final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.
     (ii) The Borrower hereby further agrees that (i) no Indemnified Party shall have any liability to the Borrower for or in connection with or relating to this Agreement or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Advances, except to the extent such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct and (ii) the Borrower will not assert any claim against the Administrative Agent or any Lender, any of their respective Affiliates, or any of their respective directors, officers, employees, attorneys or agents, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or relating to this Agreement or the actual or proposed use of any Advance.
          (c) If any payment of principal of, or Conversion or Continuation of, any Eurodollar Rate Advance of a Lender is made on a day other than the last day of an Interest Period for such Advance as a result of any optional or mandatory prepayment, acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, the Borrower shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses (other than loss of profit) which it may reasonably incur as a result of such payment, Continuation or Conversion and the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Advance. A certificate as to the amount of such losses, costs and expenses, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.
          SECTION 8.05. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and permitted assigns, provided that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.
          SECTION 8.06. Assignments and Participations.
          (a) Each Lender may, with notice to and the consent of the Administrative Agent and, unless an Event of Default shall have occurred and be continuing, the Borrower (such consents not to be unreasonably withheld), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided that:
     (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations of the assigning Lender under this Agreement,
     (ii) except in the case of an assignment by a Lender to one of its Affiliates or to another Lender, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (unless the Borrower and
Credit Agreement

the Administrative Agent otherwise agree) be less than the lesser of (x) such Lender’s Commitment hereunder and (y) $5,000,000 or an integral multiple of $1,000,000 in excess thereof,
     (iii) each such assignment shall be to an Eligible Assignee,
     (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, and
     (v) the parties to each such assignment (other than the Borrower) shall deliver to the Administrative Agent a processing and recordation fee of $3,500.
Upon such execution, delivery, acceptance and recording, from and after the Closing Date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
Credit Agreement

          (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed (and the Borrower and the Administrative Agent shall have consented to the relevant assignment) and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.
          (d) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of each of the Lenders and, with respect to Lenders, the Commitment of, and principal amount of the Advances owing to, each such Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for the purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
          (e) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (iv) in any proceeding under the Federal Bankruptcy Code in respect of the Borrower, such Lender shall remain and be, to the fullest extent permitted by law, the sole representative with respect to the rights and obligations held in the name of such Lender (whether such rights or obligations are for such Lender’s own account or for the account of any participant) and (v) no participant under any such participation agreement shall have any right to approve any amendment or waiver of any provision of this Agreement, or to consent to any departure by the Borrower therefrom, except to the extent that any such amendment, waiver or consent would (x) reduce the principal of, or interest on, the Notes, in each case to the extent the same are subject to such participation, or (y) postpone any date fixed for the payment of principal of, or interest on, the Advances, in each case to the extent the same are subject to such participation.
          (f) Any Lender may, in connection with any permitted assignment or participation or proposed assignment or participation pursuant to this Section 8.06 and subject to the provisions of Section 8.12, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or any of its Subsidiaries or Affiliates furnished to such Lender by or on behalf of the Borrower.
          (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time, without the consent of the Administrative Agent or the Borrower, create a security interest in all or any portion of its rights under this Agreement (including, without
Credit Agreement

limitation, the Advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.
          (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time, without the consent of the Administrative Agent or the Borrower, assign to an Affiliate of such Lender all or any portion of its rights (but not its obligations) under this Agreement.
          SECTION 8.07. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower hereby irrevocably appoints CT Corporation System (the “Process Agent”), with an office on the date hereof at 111 8th Avenue, 13th Floor, New York, New York 10011, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of the Borrower and its Property service of the copies of the summons and complaint and any other process which may be served in any such legal proceedings brought in any such court, and the Borrower agrees that the failure of the Process Agent to give any notice of any such service of process to the Borrower shall not impair or affect the validity of such service or, to the extent permitted by applicable law, the enforcement of any judgment based thereon. The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
          SECTION 8.08. Severability. In case any provision in this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 8.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart hereof may be executed and delivered via telecopier, and each such counterpart so executed and delivered shall have the same force and effect as an originally executed and delivered counterpart hereof.
          SECTION 8.10. Survival. The obligations of the Borrower under Sections 2.02(b), 2.07, 2.11, 2.14 and 8.04, and the obligations of the Lenders under Section 7.05, shall survive the repayment of the Advances and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by any Notice of Borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Advance, any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading.
Credit Agreement

          SECTION 8.11. Waiver of Jury Trial. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          SECTION 8.12. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower or any of its Subsidiaries or Affiliates pursuant to this Agreement in confidence and for use in connection with this Agreement, including without limitation for use in connection with its rights and remedies hereunder, except for disclosure (a) to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to such Lender, (c) to regulatory officials, (d) as requested pursuant to or as required by law, regulation, or legal process, (e) in connection with any legal proceeding to which such Lender is a party and (f) to a proposed assignee or participant permitted under Section 8.06 which shall have agreed in writing to keep such disclosed confidential information confidential in accordance with this Section.
          SECTION 8.13. Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Administrative Agent shall be solely that of borrower and lender and neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower.
          SECTION 8.14. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.
Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrower COCA-COLA BOTTLING CO. CONSOLIDATED
By	/s/ Clifford M. Deal
	Name:	Clifford M. Deal, III
	Title:	Vice President and Treasurer

Administrative Agent CITIBANK, N.A., as Administrative Agent
By	/s/ John Judge
	Name:	John Judge
	Title:	Vice President

Credit Agreement

Banks CITIBANK, N.A.
By	/s/ John Judge
	Name:	John Judge
	Title:	Vice President

Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION
By	/s/ Denis Waltrich
	Name:	Denis Waltrich
	Title:	Vice President

Credit Agreement

COOPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH
By	/s/ Tamira Treffers-Herrera
	Name:	Tamira Treffers-Herrera
	Title:	Executive Director

By	/s/ Rebecca Morrow
	Name:	Rebecca Morrow
	Title:	Executive Director

Credit Agreement

SUNTRUST BANK
By	/s/ Hugh E. Brown
	Name:	Hugh E. Brown
Title: Director

Credit Agreement

BRANCH BANKING AND TRUST COMPANY
By	/s/ Stuart M. Jones
	Name:	Stuart M. Jones
	Title:	Senior Vice President

Credit Agreement

KBC BANK N.V.
By	/s/ Thomas G. Jackson
	Name:	Thomas G. Jackson
	Title:	First Vice President

By	/s/ Robert Snauffer
	Name:	Robert Snauffer
	Title:	First Vice President

Credit Agreement

SCHEDULE I
Banks, Commitments and Lending Offices

		Domestic	Eurodollar
Bank	Commitment	Lending Office	Lending Office
Citibank, N.A.	$50,000,000	Citibank, N.A. Two Penns Way New Castle, DE 19720 Attn: Christina Quezon	Citibank, N.A. Two Penns Way New Castle, DE 19720 Attn: Christina Quezon

Wachovia Bank, National Association	50,000,000	Wachovia Bank, National Association 1339 Chestnut Street Philadelphia, PA 19107	Wachovia Bank, National Association 1339 Chestnut Street Philadelphia, PA 19107

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch	30,000,000	Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch 245 Park Ave. New York, NY 10167	Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch 245 Park Ave. New York, NY 10167

SunTrust Bank	30,000,000	SunTrust Bank 303 Peachtree Street, 3rd Floor Atlanta, GA 30308	SunTrust Bank 303 Peachtree Street, 3rd Floor Atlanta, GA 30308

Branch Banking and Trust Company	30,000,000	Branch Banking and Trust Company 200 S. College Street 2nd Floor Charlotte, NC 28202	Branch Banking and Trust Company 200 S. College Street 2nd Floor Charlotte, NC 28202

KBC Bank N.V.	10,000,000	KBC Bank N.V. 1177 Avenue of the Americas New York, NY 10036	KBC Bank N.V. 1177 Avenue of the Americas New York, NY 10036

Total	$200,000,000
Schedule I

SCHEDULE II
Existing Liens Securing Indebtedness,
in each case, of $5,000,000 or more
NONE
Schedule II

SCHEDULE III
Litigation
     1. Ozarks Coca-Cola/Dr. Pepper Bottling Company, et al. vs. The Coca-Cola Company and Coca-Cola Enterprises Inc., Civil Action File No. 06-3056-CV-S. On February 14, 2006, forty-eight Coca-Cola bottler plaintiffs filed suit in the United States District Court for the Western District of Missouri against The Coca-Cola Company (“KO”) and Coca-Cola Enterprises Inc. (“CCE”). On February 24, 2006, the plaintiffs filed an amended complaint adding twelve bottlers as plaintiffs. In the lawsuit, the bottler plaintiffs made claims for breach of contract and breach of duty and other related claims arising out of CCE’s plan to offer warehouse delivery of POWERAde to Wal-Mart Stores, Inc. (“Wal-Mart”) within CCE’s territory. The bottler plaintiffs sought preliminary and permanent injunctive relief prohibiting the warehouse delivery of POWERAde and unspecified compensatory and punitive damages.
     On March 17, 2006, the U.S. District Court for the Western District of Missouri, pursuant to a motion brought by KO and CCE, transferred the case to the Northern District of Georgia. On September 5, 2006, the Georgia federal District Court granted the Borrower’s motion to intervene as a defendant for limited purpose. The court found that the Borrower had a legally protectable interest at stake in the litigation in that the relief requested from the plaintiffs would preclude the Borrower from warehouse delivering POWERAde within its exclusive territory.
     On February 12, 2007, KO, CCE, the Borrower and many of the plaintiffs entered into a series of agreements that will result in the dismissal without prejudice of the lawsuit and the implementation of a program to test various new route-to-market service systems. The agreement preserves all parties’ rights, and affords the bottling system an opportunity to meet to discuss whether the program to test route-to-market service systems should be continued. We anticipate the lawsuit will be dismissed without prejudice in the next sixty days. The settlement does not require any payment by the Borrower, but the disagreements among the various Coca-Cola bottlers have not been finally resolved and could adversely affect the Borrower’s ability to fully implement its business plans in the future.
     The following items are listed for informational purposes only. The Borrower, in its reasonable judgment, does not believe that any of the following items will have a Material Adverse Effect.
     1. Several environmental matters are being monitored and remediated by the Borrower to the satisfaction of regulatory authorities. None of these matters are currently in litigation and the Borrower is unable to determine at this time whether any claims may arise out these matters.
     2. The Borrower is, from time-to-time, party to, and is threatened to be made party to, employment related claims.
Schedule III

     3. The Borrower is, from time-to-time, party to, and is threatened to be made party to, product liability, auto liability, general liability, workers’ compensation and preference claims.
Schedule III

SCHEDULE IV
Subsidiaries

	Incorporated/		Percent
Entity’s Legal Name	Organized	Ownership By	Owned
Material Subsidiaries:

CCBCC Operations, LLC	DE	Coca-Cola Bottling Co. Consolidated	100%

CCBCC Vending, LLC	DE	CCBCC Operations, LLC &	99%
		Tennessee Soft Drink	1%
		Production Company

Coca-Cola Ventures, Inc.	DE	Coca-Cola Bottling Co. Consolidated	100%

Piedmont Coca-Cola Bottling Partnership	DE	Coca-Cola Ventures, Inc.	77%

BYB Brands, Inc.	NC	Coca-Cola Bottling Co. Consolidated	100%

Other Subsidiaries:

CCBC of Wilmington, Inc.	DE	Piedmont Coca-Cola Bottling Partnership	100%

CCBCC, Inc.	DE	Coca-Cola Bottling Co. Consolidated	100%

Chesapeake Treatment Company, LLC	NC	CCBCC Operations, LLC	100%

Consolidated Beverage Co.	DE	Coca-Cola Bottling Co. Consolidated	100%

Consolidated Real Estate Group, LLC	NC	Coca-Cola Bottling Co. Consolidated	100%

Data Ventures, Inc.	NC	Coca-Cola Bottling Co. Consolidated	100%
Schedule IV

	Incorporated/		Percent
Entity’s Legal Name	Organized	Ownership By	Owned
Heath Oil Co., Inc.	SC	CCBCC Operations, LLC	100%

Tennessee Soft Drink Production Company	TN	CCBCC Operations, LLC	100%

TXN, Inc.	DE	Data Ventures, Inc.	100%

Swift Water Logistics, Inc.	NC	Coca-Cola Bottling Co. Consolidated	100%

Data Ventures Europe, BV	Netherlands	Data Ventures, Inc.	100%
Schedule IV

SCHEDULE V
Material Agreements
     1. Stock Rights and Restrictions Agreement by and between Coca-Cola Bottling Co. Consolidated (the “Borrower”) and The Coca-Cola Company (“KO”) dated January 27, 1989.
     2. Bottling franchise agreements as listed on Attachment A.
     3. Lease, dated as of January 1, 1999, by and between the Borrower and the Ragland Corporation, related to the production/distribution facility in Nashville, Tennessee.
     4. Lease Agreement, dated as of December 15, 2000, between the Borrower and Harrison Limited Partnership One, related to the Snyder Production Center in Charlotte, North Carolina and a distribution center adjacent thereto.
     5. Partnership Agreement of Carolina Coca-Cola Bottling Partnership,* dated as of July 2, 1993, by and among Carolina Coca-Cola Bottling Investments, Inc., Coca-Cola Ventures, Inc., Coca-Cola Bottling Co. Affiliated, Inc., Fayetteville Coca-Cola Bottling Company and Palmetto Bottling Company.
     6. Management Agreement, dated as of July 2, 1993, by and among the Borrower, Carolina Coca-Cola Bottling Partnership,* CCBC of Wilmington, Inc., Carolina Coca-Cola Bottling Investments, Inc., Coca-Cola Ventures, Inc. and Palmetto Bottling Company.
     7. First Amendment to Management Agreement (relating to the Management Agreement designated as Item 6 of this Schedule 5) dated as of January 1, 2001.
     8. Amended and Restated Guaranty Agreement, effective as of July 15, 1993, for the benefit of Southeastern Container, Inc.
     9. Management Agreement, dated as of June 1, 2004, by and among CCBCC Operations LLC, a wholly-owned subsidiary of the Borrower, and South Atlantic Canners, Inc.
     10. Agreement, dated as of March 1, 1994, by and among the Borrower and South Atlantic Canners, Inc.
     11. Amended and Restated Guaranty Agreement, dated as of May 18, 2000, between the Borrower and Wachovia Bank of North Carolina, N.A.
     12. Guaranty Agreement, dated as of December 1, 2001, between the Borrower and Wachovia, N.A.
     13. Lease Agreement, dated as of December 18, 2006, between the CCBCC Operations, LLC, a wholly-owned subsidiary of the Borrower, and Beacon Investment Corporation, related to the Borrower’s corporate headquarters and an adjacent office building in Charlotte, North Carolina.
Schedule V

     14. Master Amendment to Partnership Agreement, Management Agreement and Definition and Adjustment Agreement, dated as of January 2, 2002, by and among Piedmont Coca-Cola Bottling Partnership, The Coca-Cola Company and the Borrower.
     15. First Amendment to Lease (relating to the Lease Agreement designated as Item 3 of this Schedule V) and First Amendment to Memorandum of Lease, dated as of August 30, 2002, between Ragland Corporation and the Borrower.
     16. Limited Liability Company Operating Agreement of Coca-Cola Bottlers’ Sales & Services Company, LLC, dated as of December 11, 2002, by and between Coca-Cola Bottlers’ Sales & Services Company, LLC and Consolidated Beverage Co., a wholly-owned subsidiary of the Borrower.
     17. Fourth Amendment to Partnership Agreement, dated as of March 28, 2003, by and among Piedmont Coca-Cola Bottling Partnership, Piedmont Partnership Holding Company and Coca-Cola Ventures, Inc.
     18. Second Amended and Restated Promissory Note, dated as of August 25, 2005, by and between the Borrower and Piedmont Coca-Cola Bottling Partnership.
     19. Amended and Restated Can Supply Agreement, dated as of February 28, 2007, between Coca-Cola Bottlers’ Sales & Services Company, LLC, in its capacity as agent for the Borrower, and Rexam Beverage Can Company.
     20. Obligations arising under interest rate swap agreements between the Borrower and commercial banks.
     21. Various letters of credit issued for the Borrower by a bank relating to the Borrower’s insurance programs.

*	Carolina Coca-Cola Bottling Partnership’s name was changed to Piedmont Coca-Cola Bottling Partnership.
Schedule V

SCHEDULE V
ATTACHMENT A
Bottling Franchise Agreements
Sub-Bottler’s Contract, dated September 20, 1916, between Charleston Coca-Cola Bottling Co. and Georgetown Coca-Cola Bottling Co. (Georgetown, SC)
Letter renewal for SPRITE, dated February 17, 2000, between Georgetown CCBC (Georgetown, SC) and The Coca-Cola Company
Sub-Bottler’s Contract, dated March 24, 1932, between Norfolk Coca-Cola Bottling Works, Inc. and Emporia Coca-Cola Bottling Company, Inc. (Emporia, VA)
Letter renewal for FANTA, dated March 25, 1996, between CCBC of Wilmington, Inc. (Emporia, VA) and The Coca-Cola Company
Letter renewal for Mr. PiBB, dated March 25, 1996, between CCBC of Wilmington, Inc. (Emporia, VA) and The Coca-Cola Company
Letter renewal for SPRITE, dated March 25, 1996, between CCBC of Wilmington, Inc. (Emporia, VA) and The Coca-Cola Company
Master Bottle Contract, dated December 18, 1992, between Wilmington Coca-Cola Bottling Works, Inc. (Wilmington, NC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between CCBC of Wilmington, Inc. (Wilmington, NC) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated December 18, 1992, between Wilmington Coca-Cola Bottling Works, Inc. (Wilmington, NC) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated December 18, 1992, between Wilmington Coca-Cola Bottling Works, Inc. (Wilmington, NC) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated December 18, 1992, between Wilmington Coca-Cola Bottling Works, Inc. (Wilmington, NC) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated December 18, 1992, between Wilmington Coca-Cola Bottling Works, Inc. (Wilmington, NC) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated December 18, 1992, between Wilmington Coca-Cola Bottling Works, Inc. (Wilmington, NC) and The Coca-Cola Company
Schedule V

Master Bottle Contract, dated December 18, 1992, between Weldon Coca-Cola Bottling Works, Inc. (Weldon, NC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between CCBC of Wilmington, Inc. (Weldon, NC) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated December 18, 1992, between Weldon Coca-Cola Bottling Works, Inc. (Weldon, NC) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated December 18, 1992, between Weldon Coca-Cola Bottling Works, Inc. (Weldon, NC) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated December 18, 1992, between Weldon Coca-Cola Bottling Works, Inc. (Weldon, NC) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated December 18, 1992, between Weldon Coca-Cola Bottling Works, Inc. (Weldon, NC) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated December 18, 1992, between Weldon Coca-Cola Bottling Works, Inc. (Weldon, NC) and The Coca-Cola Company
Sub-Bottler’s Contract, dated June 22, 1917, between Barnes-Harrell Company and Coca-Cola Bottling Company (Rocky Mount, NC)
Letter renewal for FRESCA, dated January 23, 1996, between CCBC of Wilmington, Inc. (Rocky Mount, NC) and The Coca-Cola Company
Letter renewal for MELLO YELLO, dated September 20, 1999, between CCBC of Wilmington, Inc. (Rocky Mount, NC) and The Coca-Cola Company
Letter renewal for SPRITE, dated May 25, 2001, between CCBC of Wilmington, Inc. (Rocky Mount, NC) and The Coca-Cola Company
Master Bottle Contract, dated December 18, 1992, between Kelford Coca-Cola Bottling Co., Inc. (Kelford, NC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between CCBC of Wilmington, Inc. (Kelford, NC) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated December 18, 1992, between Kelford Coca-Cola Bottling Co., Inc. (Kelford, NC) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated December 18, 1992, between Kelford Coca-Cola Bottling Co., Inc. (Kelford, NC) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated December 18, 1992, between Kelford Coca-Cola Bottling Co., Inc. (Kelford, NC) and The Coca-Cola Company
Schedule V

Allied Bottle Contract for Mr. PiBB, dated December 18, 1992, between Kelford Coca-Cola Bottling Co., Inc. (Kelford, NC) and The Coca-Cola Company
Master Bottle Contract, dated January 27, 1989, between Coca-Cola Bottling Co. Consolidated (Charlotte, NC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between Metrolina Bottling Company (Charlotte, NC) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated January 27, 1989, between Coca-Cola Bottling Co. Consolidated (Charlotte, NC) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated January 27, 1989, between Coca-Cola Bottling Co. Consolidated (Charlotte, NC) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated January 27, 1989, between Coca-Cola Bottling Co. Consolidated (Charlotte, NC) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 27, 1989, between Coca-Cola Bottling Co. Consolidated (Charlotte, NC) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated January 27, 1989, between Coca-Cola Bottling Co. Consolidated (Charlotte, NC) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated January 27, 1989, between Coca-Cola Bottling Co. Consolidated (Charlotte, NC) and The Coca-Cola Company
Master Bottle Contract, dated January 27, 1989, between Coca-Cola Bottling Co. Consolidated (Pageland, SC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated January 27, 1989, between Coca-Cola Bottling Co. Consolidated (Pageland, SC) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated January 27, 1989, between Coca-Cola Bottling Co. Consolidated (Pageland, SC) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated January 27, 1989, between Coca-Cola Bottling Co. Consolidated (Pageland, SC) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated January 27, 1989, between Coca-Cola Bottling Co. Consolidated (Pageland, SC) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 27, 1989, between Coca-Cola Bottling Co. Consolidated (Pageland, SC) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated January 27, 1989, between Coca-Cola Bottling Co. Consolidated (Pageland, SC) and The Coca-Cola Company
Schedule V

Allied Bottle Contract for SPRITE, dated January 27, 1989, between Coca-Cola Bottling Co. Consolidated (Pageland, SC) and The Coca-Cola Company
Master Bottle Contract, dated January 2, 1990, between Biscoe Coca-Cola Bottling Company, Inc. (Biscoe, NC) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated January 2, 1990, between Biscoe Coca-Cola Bottling Company, Inc. (Biscoe, NC) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated January 2, 1990, between Biscoe Coca-Cola Bottling Company, Inc. (Biscoe, NC) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 2, 1990, between Biscoe Coca-Cola Bottling Company, Inc. (Biscoe, NC) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated January 2, 1990, between Biscoe Coca-Cola Bottling Company, Inc. (Biscoe, NC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated January 2, 1990, between Biscoe Coca-Cola Bottling Company, Inc. (Biscoe, NC) and The Coca-Cola Company
Master Bottle Contract, dated January 27, 1989, between The Albany Coca-Cola Bottling Company (Albany, GA) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated January 27, 1989, between The Albany Coca-Cola Bottling Company (Albany, GA) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated January 27, 1989, between The Albany Coca-Cola Bottling Company (Albany, GA) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 27, 1989, between The Albany Coca-Cola Bottling Company (Albany, GA) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated January 27, 1989, between The Albany Coca-Cola Bottling Company (Albany, GA) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated January 27, 1989, between The Albany Coca-Cola Bottling Company (Albany, GA) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated January 27, 1989, between The Albany Coca-Cola Bottling Company (Albany, GA) and The Coca-Cola Company
Master Bottle Contract, dated January 27, 1989, between Columbus Coca-Cola Bottling Company (Columbus, GA) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated January 27, 1989, between Columbus Coca-Cola Bottling Company (Columbus, GA) and The Coca-Cola Company
Schedule V

Allied Bottle Contract for MINUTE MAID, dated January 27, 1989, between Columbus Coca-Cola Bottling Company (Columbus, GA) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 27, 1989, between Columbus Coca-Cola Bottling Company (Columbus, GA) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated January 27, 1989, between Columbus Coca-Cola Bottling Company (Columbus, GA) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated January 27, 1989, between Columbus Coca-Cola Bottling Company (Columbus, GA) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated January 27, 1989, between Columbus Coca-Cola Bottling Company (Columbus, GA) and The Coca-Cola Company
Master Bottle Contract, dated August 28, 1987, between Fayetteville Coca-Cola Bottling Company (Fayetteville, NC) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated August 28, 1987, between Fayetteville Coca-Cola Bottling Company (Fayetteville, NC) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated August 28, 1987, between Fayetteville Coca-Cola Bottling Company (Fayetteville, NC) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated August 28, 1987, between Fayetteville Coca-Cola Bottling Company (Fayetteville, NC) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated August 28, 1987, between Fayetteville Coca-Cola Bottling Company (Fayetteville, NC) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated August 28, 1987, between Fayetteville Coca-Cola Bottling Company (Fayetteville, NC) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated August 28, 1987, between Fayetteville Coca-Cola Bottling Company (Fayetteville, NC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated August 28, 1987, between Fayetteville Coca-Cola Bottling Company (Fayetteville, NC) and The Coca-Cola Company
Master Bottle Contract, dated October 29, 1999, between LYBC, Inc. (Lynchburg, VA) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated October 29, 1999, between LYBC, Inc. (Lynchburg, VA) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated October 29, 1999, between LYBC, Inc. (Lynchburg, VA) and The Coca-Cola Company
Schedule V

Allied Bottle Contract for TAB, dated October 29, 1999, between LYBC, Inc. (Lynchburg, VA) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated October 29, 1999, between LYBC, Inc. (Lynchburg, VA) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated October 29, 1999, between LYBC, Inc. (Lynchburg, VA) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated October 29, 1999, between LYBC, Inc. (Lynchburg, VA) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated October 29, 1999, between LYBC, Inc. (Lynchburg, VA) and The Coca-Cola Company
Master Bottle Contract, dated January 27, 1989, between Coca-Cola Bottling Co. of Mobile, Inc. (Mobile, AL) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated January 27, 1989, between Coca-Cola Bottling Co. of Mobile, Inc. (Mobile, AL) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated January 27, 1989, between Coca-Cola Bottling Co. of Mobile, Inc. (Mobile, AL) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated January 27, 1989, between Coca-Cola Bottling Co. of Mobile, Inc. (Mobile, AL) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 27, 1989, between Coca-Cola Bottling Co. of Mobile, Inc. (Mobile, AL) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated January 27, 1989, between Coca-Cola Bottling Co. of Mobile, Inc. (Mobile, AL) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated January 27, 1989, between Coca-Cola Bottling Co. of Mobile, Inc. (Mobile, AL) and The Coca-Cola Company
Master Bottle Contract, dated April 20, 1990, between Coca-Cola Bottling Company of Jackson, Inc. (Jackson, TN) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between NABC, Inc. (Jackson, TN) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated April 20, 1990, between Coca-Cola Bottling Company of Jackson, Inc. (Jackson, TN) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated April 20, 1990, between Coca-Cola Bottling Company of Jackson, Inc. (Jackson, TN) and The Coca-Cola Company
Schedule V

Allied Bottle Contract for TAB, dated April 20, 1990, between Coca-Cola Bottling Company of Jackson, Inc. (Jackson, TN) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated April 20, 1990, between Coca-Cola Bottling Company of Jackson, Inc. (Jackson, TN) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated April 20, 1990, between Coca-Cola Bottling Company of Jackson, Inc. (Jackson, TN) and The Coca-Cola Company
Master Bottle Contract, dated April 24, 1989, between Coca-Cola Bottling Works of Murfreesboro, TN (Murfreesboro, TN) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated April 24, 1989, between Coca-Cola Bottling Works of Murfreesboro, TN (Murfreesboro, TN) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated April 24, 1989, between Coca-Cola Bottling Works of Murfreesboro, TN (Murfreesboro, TN) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated April 24, 1989, between Coca-Cola Bottling Works of Murfreesboro, TN (Murfreesboro, TN) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated April 24, 1989, between Coca-Cola Bottling Works of Murfreesboro, TN (Murfreesboro, TN) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated April 24, 1989, between Coca-Cola Bottling Works of Murfreesboro, TN (Murfreesboro, TN) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated April 24, 1989, between Coca-Cola Bottling Works of Murfreesboro, TN (Murfreesboro, TN) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated April 24, 1989, between Coca-Cola Bottling Works of Murfreesboro, TN (Murfreesboro, TN) and The Coca-Cola Company
Master Bottle Contract, dated January 21, 1998, between NABC, Inc. (Florence, AL) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated January 21, 1998, between NABC, Inc. (Florence, AL) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated January 21, 1998, between NABC, Inc. (Florence, AL) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated January 21, 1998, between NABC, Inc. (Florence, AL) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 21, 1998, between NABC, Inc. (Florence, AL) and The Coca-Cola Company
Schedule V

Allied Bottle Contract for MELLO YELLO, dated January 21, 1998, between NABC, Inc. (Florence, AL) and The Coca-Cola Company
Master Bottle Contract, dated November 13, 1989, between Dickson Coca-Cola Bottling Company (Dickson, TN) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated November 13, 1989, between Dickson Coca-Cola Bottling Company (Dickson, TN) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated November 13, 1989, between Dickson Coca-Cola Bottling Company (Dickson, TN) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated November 13, 1989, between Dickson Coca-Cola Bottling Company (Dickson, TN) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated November 13, 1989, between Dickson Coca-Cola Bottling Company (Dickson, TN) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated November 13, 1989, between Dickson Coca-Cola Bottling Company (Dickson, TN) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between NABC, Inc. (Dickson, TN) and The Coca-Cola Company
Master Bottle Contract, dated October 25, 1990, between Coca-Cola Bottling Works of Columbia, TN, Inc. (Columbia, TN) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated October 25, 1990, between Coca-Cola Bottling Works of Columbia, TN, Inc. (Columbia, TN) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated October 25, 1990, between Coca-Cola Bottling Works of Columbia, TN, Inc. (Columbia, TN) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated October 25, 1990, between Coca-Cola Bottling Works of Columbia, TN, Inc. (Columbia, TN) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated October 25, 1990, between Coca-Cola Bottling Works of Columbia, TN, Inc. (Columbia, TN) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between NABC, Inc. (Columbia, TN) and The Coca-Cola Company
Master Bottle Contract, dated November 1, 1991, between Coca-Cola Bottling Works of Columbia, TN, Inc. (Fayetteville, TN) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated November 1, 1991, between Coca-Cola Bottling Works of Columbia, TN, Inc. (Fayetteville, TN) and The Coca-Cola Company
Schedule V

Allied Bottle Contract for MELLO YELLO, dated November 1, 1991, between Coca-Cola Bottling Works of Columbia, TN, Inc. (Fayetteville, TN) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated November 1, 1991, between Coca-Cola Bottling Works of Columbia, TN, Inc. (Fayetteville, TN) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated November 1, 1991, between Coca-Cola Bottling Works of Columbia, TN, Inc. (Fayetteville, TN) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated November 1, 1991, between Coca-Cola Bottling Works of Columbia, TN, Inc. (Fayetteville, TN) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated November 1, 1991, between Coca-Cola Bottling Works of Columbia, TN, Inc. (Fayetteville, TN) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated November 1, 1991, between Coca-Cola Bottling Works of Columbia, TN, Inc. (Fayetteville, TN) and The Coca-Cola Company
Master Bottle Contract, dated January 27, 1989, between Coca-Cola Bottling Company of Nashville, Inc. (Nashville, TN) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated October 28, 1991, between Coca-Cola Bottling Company of Nashville, Inc. (Nashville, TN) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated January 27, 1989, between Coca-Cola Bottling Company of Nashville, Inc. (Nashville, TN) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated January 27, 1989, between Coca-Cola Bottling Company of Nashville, Inc. (Nashville, TN) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 27, 1989, between Coca-Cola Bottling Company of Nashville, Inc. (Nashville, TN) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated January 27, 1989, between Coca-Cola Bottling Company of Nashville, Inc. (Nashville, TN) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated January 27, 1989, between Coca-Cola Bottling Company of Nashville, Inc. (Nashville, TN) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated January 27, 1989, between Coca-Cola Bottling Company of Nashville, Inc. (Nashville, TN) and The Coca-Cola Company
Master Bottle Contract, dated November 17, 1989, between Dickson Coca-Cola Bottling Co. (Laurel, MS) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between CCBC of Nashville, L.P. (Nashville, TN) and The Coca-Cola Company
Schedule V

Allied Bottle Contract for MELLO YELLO, dated November 17, 1989, between Dickson Coca-Cola Bottling Co. (Laurel, MS) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated November 17, 1989, between Dickson Coca-Cola Bottling Co. (Laurel, MS) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated November 17, 1989, between Dickson Coca-Cola Bottling Co. (Laurel, MS) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated November 17, 1989, between Dickson Coca-Cola Bottling Co. (Laurel, MS) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated November 17, 1989, between Dickson Coca-Cola Bottling Co. (Laurel, MS) and The Coca-Cola Company
Sub-Bottler’s Contract, dated December 31, 1976, between Florida Coca-Cola Bottling Company and Panama City Coca-Cola Bottling Company (Panama City, FL)
Letter renewal for FANTA, dated December 20, 1995, between PCBC, Inc. (Panama City, FL) and The Coca-Cola Company
Letter renewal for MELLO YELLO, dated March 25, 1998, between PCBC, Inc. (Panama City, FL) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated January 1, 1990, between Panama City Coca-Cola Bottling Company, Inc. (Panama City, FL) and The Coca-Cola Company
Contract for Mr. PiBB, dated May 6, 1999, between PCBC, Inc. (Panama City, FL) and The Coca-Cola Company
Letter renewal for SPRITE, dated December 20, 1995, between PCBC, Inc. (Panama City, FL) and The Coca-Cola Company
Master Bottle Contract, dated January 27, 1989, between Coca-Cola Bottling Company of Roanoke, Inc. (Roanoke, VA) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated January 27, 1989, between Coca-Cola Bottling Company of Roanoke, Inc. (Roanoke, VA) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated January 27, 1989, between Coca-Cola Bottling Company of Roanoke, Inc. (Roanoke, VA) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 27, 1989, between Coca-Cola Bottling Company of Roanoke, Inc. (Roanoke, VA) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated January 27, 1989, between Coca-Cola Bottling Company of Roanoke, Inc. (Roanoke, VA) and The Coca-Cola Company
Schedule V

Allied Bottle Contract for SPRITE, dated January 27, 1989, between Coca-Cola Bottling Company of Roanoke, Inc. (Roanoke, VA) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated January 27, 1989, between Coca-Cola Bottling Company of Roanoke, Inc. (Roanoke, VA) and The Coca-Cola Company
Master Bottle Contract, dated January 27, 1989, between Coca-Cola Bottling Company of Roanoke, Inc. (Bristol, VA) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between ROBC, Inc. (Bristol, VA) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated January 27, 1989, between Coca-Cola Bottling Company of Roanoke, Inc. (Bristol, VA) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated January 27, 1989, between Coca-Cola Bottling Company of Roanoke, Inc. (Bristol, VA) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 27, 1989, between Coca-Cola Bottling Company of Roanoke, Inc. (Bristol, VA) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated January 27, 1989, between Coca-Cola Bottling Company of Roanoke, Inc. (Bristol, VA) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated January 27, 1989, between Coca-Cola Bottling Company of Roanoke, Inc. (Bristol, VA) and The Coca-Cola Company
Master Bottle Contract, dated January 27, 1989, between Lonesome Pine Coca-Cola Bottling Company, Inc. (Norton, VA) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between ROBC, Inc. (Norton, VA) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated September 4, 1998, between ROBC, Inc. (Norton, VA) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated September 4, 1998, between ROBC, Inc. (Norton, VA) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated September 4, 1998, between ROBC, Inc. (Norton, VA) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated September 4, 1998, between ROBC, Inc. (Norton, VA) and The Coca-Cola Company
Master Bottle Contract, dated May 28, 1999, between SUBC, Inc. (Sumter, SC) and The Coca-Cola Company
Schedule V

Allied Bottle Contract for FANTA, dated May 1, 2002, between SUBC, Inc. (Sumter, SC) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated May 28, 1999, between SUBC, Inc. (Sumter, SC) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated May 28, 1999, between SUBC, Inc. (Sumter, SC) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated May 28, 1999, between SUBC, Inc. (Sumter, SC) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated May 28, 1999, between SUBC, Inc. (Sumter, SC) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated May 28, 1999, between SUBC, Inc. (Sumter, SC) and The Coca-Cola Company
Master Bottle Contract, dated January 29, 1997 between Thomasville Coca-Cola Bottling Company (Thomasville, NC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between TOBC, Inc. (Thomasville, NC) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated January 29, 1997, between Thomasville Coca-Cola Bottling Company (Thomasville, NC) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated January 29, 1997, between Thomasville Coca-Cola Bottling Company (Thomasville, NC) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 29, 1997, between Thomasville Coca-Cola Bottling Company (Thomasville, NC) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated January 29, 1997, between Thomasville Coca-Cola Bottling Company (Thomasville, NC) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated January 29, 1997, between Thomasville Coca-Cola Bottling Company (Thomasville, NC) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated January 29, 1997, between Thomasville Coca-Cola Bottling Company (Thomasville, NC) and The Coca-Cola Company
Master Bottle Contract, dated January 11, 1990, between The North Wilkesboro Coca-Cola Bottling Company, Inc. (N. Wilkesboro, NC) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated January 11, 1990, between The North Wilkesboro Coca-Cola Bottling Company, Inc. (N. Wilkesboro, NC) and The Coca-Cola Company
Schedule V

Allied Bottle Contract for MELLO YELLO, dated January 11, 1990, between The North Wilkesboro Coca-Cola Bottling Company, Inc. (N. Wilkesboro, NC) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated January 11, 1990, between The North Wilkesboro Coca-Cola Bottling Company, Inc. (N. Wilkesboro, NC) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 11, 1990, between The North Wilkesboro Coca-Cola Bottling Company, Inc. (N. Wilkesboro, NC) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated January 11, 1990, between The North Wilkesboro Coca-Cola Bottling Company, Inc. (N. Wilkesboro, NC) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated January 11, 1990, between The North Wilkesboro Coca-Cola Bottling Company, Inc. (N. Wilkesboro, NC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated January 11, 1990, between The North Wilkesboro Coca-Cola Bottling Company, Inc. (N. Wilkesboro, NC) and The Coca-Cola Company
Master Bottle Contract, dated January 11, 1990, between Coca-Cola Bottling Company Affiliated, Inc. (Asheville, NC) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated January 11, 1990, between Coca-Cola Bottling Company Affiliated, Inc. (Asheville, NC) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated January 11, 1990, between Coca-Cola Bottling Company Affiliated, Inc. (Asheville, NC) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 11, 1990, between Coca-Cola Bottling Company Affiliated, Inc. (Asheville, NC) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated January 11, 1990, between Coca-Cola Bottling Company Affiliated, Inc. (Asheville, NC) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated January 11, 1990, between Coca-Cola Bottling Company Affiliated, Inc. (Asheville, NC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated January 11, 1990, between Coca-Cola Bottling Company Affiliated, Inc. (Asheville, NC) and The Coca-Cola Company
Master Bottle Contract, dated September 14, 1990, between Coca-Cola Bottling Co. Consolidated (Marlinton, WV) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between WVBC, Inc. (Marlinton, WV) and The Coca-Cola Company
Schedule V

Allied Bottle Contract for FRESCA, dated September 14, 1990, between Coca-Cola Bottling Co. Consolidated (Marlinton, WV) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated December 17, 1993, between WVBC, Inc.(Marlinton) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated September 14, 1990, between Coca-Cola Bottling Co. Consolidated (Marlinton, WV) and The Coca-Cola Company
Master Bottle Contract, dated December 31,1986, between Coca-Cola Bottling Works of Charleston, Inc. (Charleston, WV) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated January 1, 2001 between WVBC & The Coca-Cola Company (Charleston, WV)
Allied Bottle Contract for MELLO YELLO, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Charleston, WV) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Charleston, WV) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Charleston, WV) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Charleston, WV) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Charleston, WV) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between WVBC, Inc. (Charleston, WV) and The Coca-Cola Company
Master Bottle Contract, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Huntington, WV) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Huntington, WV) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Huntington, WV) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Huntington, WV) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Huntington, WV) and The Coca-Cola Company
Schedule V

Allied Bottle Contract for Mr. PiBB, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Huntington, WV) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Huntington, WV) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Huntington, WV) and The Coca-Cola Company
Master Bottle Contract, dated September 14, 1990, between Coca-Cola Bottling Co. Consolidated (Elkins, WV) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between WVBC, Inc. (Elkins, WV) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated September 14, 1990, between Coca-Cola Bottling Co. Consolidated (Elkins, WV) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated September 14, 1990, between Coca-Cola Bottling Co. (Elkins, WV) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated December 17, 1993, between WVBC, Inc. (Elkins, WV) and The Coca-Cola Company
Master Bottle Contract, dated January 27, 1989, between Coca-Cola Bottling Co. of Roanoke, Inc. (Beckley, WV) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated January 27, 1989, between Coca-Cola Bottling Co. of Roanoke, Inc. (Beckley, WV) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated January 27, 1989, between Coca-Cola Bottling Co. of Roanoke, Inc. (Beckley, WV) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 27, 1989, between Coca-Cola Bottling Co. of Roanoke, Inc. (Beckley, WV) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated January 27, 1989, between Coca-Cola Bottling Co. of Roanoke, Inc. (Beckley, WV) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated January 27, 1989, between Coca-Cola Bottling Co. of Roanoke, Inc. (Beckley, WV) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated January 27, 1989, between Coca-Cola Bottling Co. of Roanoke, Inc. (Beckley, WV) and The Coca-Cola Company
Master Bottle Contract, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Clarksburg, WV) and The Coca-Cola Company
Schedule V

Allied Bottle Contract for FRESCA, dated January 1, 2001, between WVBC & The Coca-Cola Company (Clarksburg, WV)
Allied Bottle Contract for MINUTE MAID, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Clarksburg, WV) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Clarksburg, WV) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated May 6, 1999, between WVBC, Inc. (Clarksburg, WV) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Clarksburg, WV) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Clarksburg, WV) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated December 31, 1986, between Coca-Cola Bottling Works of Charleston, Inc. (Clarksburg, WV) and The Coca-Cola Company
Master Bottle Contract, dated February 1, 1988, between Coca-Cola Bottling Works of Charleston, Inc. (Bluefield, WV) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between WVBC, Inc. (Bluefield, WV) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated February 1, 1988, between Coca-Cola Bottling Works of Charleston, Inc. (Bluefield, WV) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated February 1, 1988, between Coca-Cola Bottling Works of Charleston, Inc. (Bluefield, WV) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated February 1, 1988, between Coca-Cola Bottling Works of Charleston, Inc. (Bluefield, WV) and The Coca-Cola Company
Master Bottle Contract, dated December 31, 1986, between Columbia Coca-Cola Bottling Co. (Columbia, SC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between PCCBP (Columbia, SC) and The Coca-Cola Company
Letter renewal for MELLO YELLO, dated December 21, 1995, between PCCBP d/b/a Columbia CCBC (Columbia, SC) and The Coca-Cola Company
Letter renewal for Mr. PiBB, dated December 21, 1995, between PCCBP d/b/a Columbia CCBC (Columbia, SC) and The Coca-Cola Company
Schedule V

Letter renewal for SPRITE, dated December 21, 1995, between PCCBP d/b/a Columbia CCBC (Columbia, SC) and The Coca-Cola Company
Letter renewal for TAB, dated December 21, 1995, between PCCBP d/b/a Columbia CCBC (Columbia, SC) and The Coca-Cola Company
Master Bottle Contract, dated January 11, 1990, between Greenwood Coca-Cola Bottling Company, Inc. (Greenwood, SC) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated January 11, 1990, between Greenwood Coca-Cola Bottling Co. (Greenwood, SC) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 11, 1990, between Greenwood Coca-Cola Bottling Co. (Greenwood, SC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated January 11, 1990, between Greenwood Coca-Cola Bottling Co. (Greenwood, SC) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated January 11, 1990, between Greenwood Coca-Cola Bottling Co. (Greenwood, SC) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated January 11, 1990, between Greenwood Coca-Cola Bottling Co. (Greenwood, SC) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated January 11, 1990, between Greenwood Coca-Cola Bottling Co. (Greenwood, SC) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated January 11, 1990, between Greenwood Coca-Cola Bottling Co. (Greenwood, SC) and The Coca-Cola Company
Master Bottle Contract, dated August 28, 1987, between Hampton Bottling Works (Hampton, SC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between PCCBP d/b/a Hampton CCBC (Hampton, SC) and The Coca-Cola Company
Letter renewal for MELLO YELLO, dated August 16, 1996, between PCCBP d/b/a Hampton CCBC (Hampton, SC) and The Coca-Cola Company
Letter renewal for MINUTE MAID, dated August 16, 1996, between PCCBP d/b/a Hampton CCBC (Hampton, SC) and The Coca-Cola Company
Letter renewal for SPRITE, dated August 16, 1996, between PCCBP d/b/a Hampton CCBC (Hampton, SC) and The Coca-Cola Company
Letter renewal for TAB, dated August 16, 1996, between PCCBP d/b/a Hampton CCBC (Hampton, SC) and The Coca-Cola Company
Schedule V

Master Bottle Contract, dated August 28, 1987, between Charleston Coca-Cola Bottling Co. (Charleston, SC) and The Coca-Cola Company
Letter renewal for FANTA, dated August 16, 1996, between PCCBP d/b/a Charleston-Dorchester CCBC (Charleston, SC) and The Coca-Cola Company
Letter renewal for FRESCA, dated August 16, 1996, between PCCBP d/b/a Charleston-Dorchester CCBC (Charleston, SC) and The Coca-Cola Company
Letter renewal for MELLO YELLO, dated August 16, 1996, between PCCBP d/b/a Charleston-Dorchester CCBC (Charleston, SC) and The Coca-Cola Company
Letter renewal for MINUTE MAID, dated August 16, 1996, between PCCBP d/b/a Charleston-Dorchester CCBC (Charleston, SC) and The Coca-Cola Company
Letter renewal for Mr. PiBB, dated August 16, 1996, between PCCBP d/b/a Charleston-Dorchester CCBC (Charleston, SC) and The Coca-Cola Company
Letter renewal for SPRITE, dated August 16, 1996, between PCCBP d/b/a Charleston-Dorchester CCBC (Charleston, SC) and The Coca-Cola Company
Letter renewal for TAB, dated August 16, 1996, between PCCBP d/b/a Charleston-Dorchester CCBC (Charleston, SC) and The Coca-Cola Company
Master Bottle Contract, dated August 28, 1987, between Dorchester Coca-Cola Bottling Co. (Summerville, SC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between PCCBP (Summerville, SC) and The Coca-Cola Company
Letter renewal for FRESCA, dated August 16, 1996, between PCCBP d/b/a Charleston-Dorchester CCBC (Summerville, SC) and The Coca-Cola Company
Letter renewal for MELLO YELLO, dated August 16, 1996, between PCCBP d/b/a Charleston-Dorchester CCBC (Summerville, SC) and The Coca-Cola Company
Letter renewal for MINUTE MAID, dated August 16, 1996, between PCCBP d/b/a Charleston-Dorchester CCBC (Summerville, SC) and The Coca-Cola Company
Letter renewal for Mr. PiBB, dated August 16, 1996, between PCCBP d/b/a Charleston-Dorchester CCBC (Summerville, SC) and The Coca-Cola Company
Letter renewal for SPRITE, dated August 16, 1996, between PCCBP d/b/a Charleston-Dorchester CCBC (Summerville, SC) and The Coca-Cola Company
Letter renewal for TAB, dated August 16, 1996, between PCCBP d/b/a Charleston-Dorchester CCBC (Summerville, SC) and The Coca-Cola Company
Schedule V

Master Bottle Contract, dated January 11, 1990, between Coca-Cola Bottling Company of Anderson, SC (Anderson, SC) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated January 11, 1990, between Coca-Cola Bottling Co. of Anderson, SC (Anderson, SC) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 11, 1990, between Coca-Cola Bottling Co. of Anderson, SC (Anderson, SC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated January 11, 1990, between Coca-Cola Bottling Co. of Anderson, SC (Anderson, SC) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated January 11, 1990, between Coca-Cola Bottling Co. of Anderson, SC (Anderson, SC) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated January 11, 1990, between Coca-Cola Bottling Co. of Anderson, SC (Anderson, SC) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated January 11, 1990, between Coca-Cola Bottling Co. of Anderson, SC (Anderson, SC) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated January 11, 1990, between Coca-Cola Bottling Co. of Anderson, SC (Anderson, SC) and The Coca-Cola Company
Master Bottle Contract, dated January 11, 1990, between Mid South Coca-Cola Bottling Company, Inc. (Abbeville, SC) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated January 11, 1990, between Mid South Coca-Cola Bottling Co. (Abbeville, SC) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 11, 1990, between Mid South Coca-Cola Bottling Co. (Abbeville, SC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated January 11, 1990, between Mid South Coca-Cola Bottling Co. (Abbeville, SC) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated January 11, 1990, between Mid South Coca-Cola Bottling Co. (Abbeville, SC) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated January 11, 1990, between Mid South Coca-Cola Bottling Co. (Abbeville, SC) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated January 11, 1990, between Mid South Coca-Cola Bottling Co. (Abbeville, SC) and The Coca-Cola Company
Master Bottle Contract, dated August 28, 1987, between Fayetteville Coca-Cola Bottling Co. (Wilson, NC) and The Coca-Cola Company
Schedule V

Letter renewal for FANTA, dated August 16, 1996, between PCCBP (Wilson, NC) and The Coca-Cola Company
Letter renewal for FRESCA, dated August 16, 1996, between PCCBP (Wilson, NC) and The Coca-Cola Company
Letter renewal for MELLO YELLO, dated August 16, 1996, between PCCBP (Wilson, NC) and The Coca-Cola Company
Letter renewal for MINUTE MAID, dated August 16, 1996, between PCCBP (Wilson, NC) and The Coca-Cola Company
Letter renewal for SPRITE, dated August 16, 1996, between PCCBP (Wilson, NC) and The Coca-Cola Company
Letter renewal for TAB, dated August 16, 1996, between PCCBP (Wilson, NC) and The Coca-Cola Company
Master Bottle Contract, dated January 27, 1989, between Coca-Cola Bottling Co. of Tarboro, Inc. (Tarboro, NC) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated January 27, 1989, between Coca-Cola Bottling Co. of Tarboro, Inc. (Tarboro, NC) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 27, 1989, between Coca-Cola Bottling Co. of Tarboro, Inc. (Tarboro, NC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated January 27, 1989, between Coca-Cola Bottling Co. of Tarboro, Inc. (Tarboro, NC) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated January 27, 1989, between Coca-Cola Bottling Co. of Tarboro, Inc. (Tarboro, NC) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated January 27, 1989, between Coca-Cola Bottling Co. of Tarboro, Inc. (Tarboro, NC) and The Coca-Cola Company
Master Bottle Contract, dated July 1, 1989, between Fayetteville Coca-Cola Bottling Co. (Plymouth, NC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between PCCBP (Plymouth, NC) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated July 1, 1989, between Fayetteville Coca-Cola Bottling Co. (Plymouth, NC) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated July 1, 1989, between Fayetteville Coca-Cola Bottling Co. (Plymouth, NC) and The Coca-Cola Company
Schedule V

Allied Bottle Contract for MELLO YELLO, dated July 1, 1989, between Fayetteville Coca-Cola Bottling Co. (Plymouth, NC) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated July 1, 1989, between Fayetteville Coca-Cola Bottling Co. (Plymouth, NC) and The Coca-Cola Company
Sub-Bottler’s Contract, dated January 06, 1964, between Estate of J.K. Croswell; Coastal Coca-Cola Bottling Company (Marion, SC) and The Coca-Cola Company
Letter renewal for FANTA, dated January 13, 2003, between PCCBP d/b/a Coastal CCBC (Marion, SC) and The Coca-Cola Company
Contract for FRESCA, dated December 22, 1992, between The Coastal Coca-Cola Bottling Company (Marion, SC) and The Coca-Cola Company
Letter renewal for MELLO YELLO, dated March 25, 1998, between PCCBP d/b/a Coastal CCBC (Marion, SC) and The Coca-Cola Company
Letter renewal for MINUTE MAID, dated December 17, 1998, between PCCBP d/b/a Coastal CCBC (Marion, SC) and The Coca-Cola Company
Letter renewal for Mr. PiBB, dated December 20, 1994, between PCCBP d/b/a Coastal CCBC (Marion, SC) and The Coca-Cola Company
Master Bottle Contract, dated January 1, 1993, between Eastern Carolina CCBC (Goldsboro, NC) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated May 1, 2002, between PCCBP (Goldsboro, NC) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated January 1, 1993, between Eastern Carolina CCBC (Goldsboro, NC) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated January 1, 1993, between Eastern Carolina CCBC (Goldsboro, NC) and The Coca-Cola Company
Allied Bottle Contract for TAB, dated January 1, 1993, between Eastern Carolina CCBC (Goldsboro, NC) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated January 1, 1993, between Eastern Carolina CCBC (Goldsboro, NC) and The Coca-Cola Company
Master Bottle Contract, dated January 11, 1990, between Hartwell Coca-Cola Bottling Company, Inc. (Hartwell, GA) and The Coca-Cola Company
Allied Bottle Contract for SPRITE, dated January 11, 1990, between Hartwell Coca-Cola Bottling Co. (Hartwell, GA) and The Coca-Cola Company
Schedule V

Allied Bottle Contract for TAB, dated January 11, 1990, between Hartwell Coca-Cola Bottling Co. (Hartwell, GA) and The Coca-Cola Company
Allied Bottle Contract for FANTA, dated January 11, 1990, between Hartwell Coca-Cola Bottling Co. (Hartwell, GA) and The Coca-Cola Company
Allied Bottle Contract for FRESCA, dated January 11, 1990, between Hartwell Coca-Cola Bottling Co. (Hartwell, GA) and The Coca-Cola Company
Allied Bottle Contract for Mr. PiBB, dated January 11, 1990, between Hartwell Coca-Cola Bottling Co. (Hartwell, GA) and The Coca-Cola Company
Allied Bottle Contract for MELLO YELLO, dated January 11, 1990, between Hartwell Coca-Cola Bottling Co. (Hartwell, GA) and The Coca-Cola Company
Allied Bottle Contract for MINUTE MAID, dated January 11, 1990, between Hartwell Coca-Cola Bottling Co. (Hartwell, GA) and The Coca-Cola Company
Sub-Bottler’s Contract, dated September 9, 1937, between The Capital Coca-Cola Bottling Co. and Sanford Coca-Cola Bottling Company (Sanford, NC)
Sub-Bottler’s Contract, dated January 12, 1917, between Winston Coca-Cola Bottling Co. (Winston-Salem, NC) and Mayodan Coca-Cola Bottling Co. (Greensboro, NC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and Georgetown Coca-Cola Bottling Company (Georgetown, SC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and CCBC of Wilmington, Inc. (Emporia, VA)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and CCBC of Wilmington, Inc. (Wilmington, NC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and CCBC of Wilmington, Inc. (Weldon, NC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and CCBC of Wilmington, Inc. (Rocky Mount, NC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and CCBC of Wilmington, Inc. (Kelford, NC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and Metrolina Bottling Co. (Charlotte, NC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and Metrolina Bottling Co. (Pageland, SC)
Schedule V

DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and Metrolina Bottling Co. (Biscoe, NC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and COBC, Inc. (Albany, GA)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and COBC, Inc. (Columbus, GA)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and ECBC, Inc. (Fayetteville, NC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and LYBC, Inc. (Lynchburg, VA)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and MOBC, Inc. (Mobile, AL)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and NABC, Inc. (Jackson, TN)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and NABC, Inc. (Murfreesboro, TN)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and NABC, Inc. (Florence, AL)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and NABC, Inc. (Dickson, TN)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and NABC, Inc. (Columbia, TN)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and NABC, Inc. (Fayetteville, TN)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and NABC, Inc. (Nashville, TN)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and Coca-Cola Bottling Company of Nashville, LP (Laurel, MS)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and PCBC, Inc. (Panama City, FL)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and ROBC, Inc. (Roanoke, VA)
Schedule V

DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and ROBC, Inc. (Bristol, VA)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and ROBC, Inc. (Norton, VA)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and SUBC, Inc. (Sumter, SC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and TOBC, Inc. (Thomasville, NC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and WCBC, Inc. (N. Wilkesboro, NC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and WCBC, Inc. (Asheville, NC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and WVBC, Inc. (Marlinton, WV)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and WVBC, Inc. (Charleston, WV)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and WVBC, Inc. (Huntington, WV)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and WVBC, Inc. (Elkins, WV)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and WVBC, Inc. (Beckley, WV)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and WVBC, Inc. (Clarksburg, WV)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and WVBC, Inc. (Bluefield, WV)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership d/b/a Columbia Coca-Cola Bottling Company (Columbia SC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership (Greenwood, SC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola
Schedule V

Co. and Piedmont Coca-Cola Bottling Partnership d/b/a Hampton Coca-Cola Bottling Company (Hampton, SC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership d/b/a Charleston — Dorchester Coca-Cola Bottling Company (Charleston, SC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership d/b/a Charleston — Dorchester Coca-Cola Bottling Company (Summerville, SC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership (Anderson, SC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership (Abbeville, SC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership (Wilson, NC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership (Tarboro, NC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership (Plymouth, NC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership d/b/a Coastal Coca-Cola Bottling Company (Marion, SC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership d/b/a Eastern Carolina Coca-Cola Bottling Company, Inc. (Goldsboro, NC)
DASANI Marketing and Distribution Agreement, dated 10/01/2000, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership (Hartwell, GA)
Consent Letter to Distribute Cumberland Gap Mountain Spring Water, dated October 23, 2006, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated
POWERADE Marketing and Distribution Agreement, dated November 14, 1994, between Georgetown CCBC and The Coca-Cola Company (Georgetown, SC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between CCBC of Wilmington, Inc. and The Coca-Cola Company (Emporia, VA)
Schedule V

POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between CCBC of Wilmington, Inc. and The Coca-Cola Company (Wilmington, NC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between CCBC of Wilmington, Inc. and The Coca-Cola Company (Weldon, NC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between CCBC of Wilmington, Inc. and The Coca-Cola Company (Rocky Mount, NC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between CCBC of Wilmington, Inc. and The Coca-Cola Company (Kelford, NC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between Metrolina Bottling Company and The Coca-Cola Company (Charlotte, NC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between Metrolina Bottling Company and The Coca-Cola Company (Biscoe, NC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between Metrolina Bottling Company and The Coca-Cola Company (Pageland, SC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between MOBC, Inc. and The Coca-Cola Company (Mobile, AL)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between WVBC, Inc. and The Coca-Cola Company (Beckley, WV)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between WVBC, Inc. and The Coca-Cola Company (Charleston, WV)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between WVBC, Inc. and The Coca-Cola Company (Clarksburg, WV)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between WVBC, Inc. and The Coca-Cola Company (Huntington, WV)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between WVBC, Inc. and The Coca-Cola Company (Bluefield, WV)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between WVBC, Inc. and The Coca-Cola Company (Elkins, WV)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between WVBC, Inc. and The Coca-Cola Company (Marlinton, WV)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between ECBC, Inc. and The Coca-Cola Company (Fayetteville, NC)
Schedule V

POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between WCBC, Inc. and The Coca-Cola Company (Asheville, NC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between WCBC, Inc. and The Coca-Cola Company (N. Wilkesboro, NC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between NABC, Inc. and The Coca-Cola Company (Nashville, TN)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between NABC, Inc. and The Coca-Cola Company (Murfreesboro, TN)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between NABC, Inc. and The Coca-Cola Company (Jackson, TN)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between NABC, Inc. and The Coca-Cola Company (Columbia, TN)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between NABC, Inc. and The Coca-Cola Company (Fayetteville, TN)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between Coca-Cola Bottling Co. of Nashville, LP. And The Coca-Cola Company (Laurel, MS)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between NABC, Inc. and The Coca-Cola Company (Dickson, TN)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between PCBC, Inc. and The Coca-Cola Company (Panama City, FL)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between COBC, Inc. and The Coca-Cola Company (Columbus, GA)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between COBC, Inc. and The Coca-Cola Company (Albany, GA)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between ROBC, Inc. and The Coca-Cola Company (Roanoke, VA)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between ROBC, Inc. and The Coca-Cola Company (Bristol, VA)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between ROBC, Inc. and The Coca-Cola Company (Norton, VA)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between PCCBP and The Coca-Cola Company (Hartwell, GA)
Schedule V

POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between PCCBP and The Coca-Cola Company (Goldsboro, NC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between PCCBP and The Coca-Cola Company (Plymouth, NC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between PCCBP and The Coca-Cola Company (Tarboro, NC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between PCCBP and The Coca-Cola Company (Wilson, NC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between PCCBP and The Coca-Cola Company (Abbeville, SC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between PCCBP and The Coca-Cola Company (Anderson, SC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between PCCBP and The Coca-Cola Company (Charleston, SC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between PCCBP and The Coca-Cola Company (Columbia, SC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between PCCBP and The Coca-Cola Company (Greenwood, SC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between PCCBP and The Coca-Cola Company (Hampton, SC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between PCCBP and The Coca-Cola Company (Marion, SC)
POWERADE Marketing and Distribution Agreement, dated November 30, 1994, between PCCBP and The Coca-Cola Company (Summerville, SC)
POWERADE Marketing and Distribution Agreement, dated January 29, 1997, between TOBC, Inc. and The Coca-Cola Company (Thomasville, NC)
POWERADE Marketing and Distribution Agreement, dated January 21, 1998, between NABC, Inc. and The Coca-Cola Company (Florence, AL)
POWERADE Marketing and Distribution Agreement, dated October 29, 1999, between LYBC, Inc. and The Coca-Cola Company (Lynchburg, VA)
POWERADE Marketing and Distribution Agreement, dated May 28, 1999, between SUBC, Inc. and The Coca-Cola Company (Sumter, SC)
Schedule V

MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated Dec. 1, 1997, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership (Hartwell, GA)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated Dec. 1, 1997, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership d/b/a Eastern Carolina CCB Co. (Goldsboro)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated Dec. 1, 1997, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership (Plymouth, NC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated Dec. 1, 1997, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership (Tarboro, NC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated Dec. 1, 1997, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership (Wilson, NC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated Dec. 1, 1997, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership (Abbeville, NC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated Dec. 1, 1997, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership (Anderson, NC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated Dec. 1, 1997, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership d/b/a Charleston-Dorchester (Charleston, SC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated Dec. 1, 1997, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership d/b/a Columbia Coca-Cola Bottling Co. (Columbia, SC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated Dec. 1, 1997, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership (Greenwood, SC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated Dec. 1, 1997, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership d/b/a Hampton Coca-Cola Bottling Co. (Hampton, SC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated Dec. 1, 1997, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership d/b/a The Coastal Coca-Cola Bottling Co. (Marion, SC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated Dec. 1, 1997, between The Coca-Cola Co. and Piedmont Coca-Cola Bottling Partnership d/b/a Charleston-Dorchester (Summerville, SC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and CCBC of Wilmington, Inc. (Emporia, VA)
Schedule V

MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and CCBC of Wilmington, Inc. (Wilmington, NC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and CCBC of Wilmington, Inc. (Weldon, NC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and CCBC of Wilmington, Inc. (Rocky Mount, NC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and CCBC of Wilmington, Inc. (Kelford, NC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and Metrolina Bottling Co. (Charlotte, NC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and Metrolina Bottling Co. (Biscoe, NC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and Metrolina Bottling Co. (Pageland, SC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and COBC, Inc. (Columbus, GA)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and COBC, Inc. (Albany, GA)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and ECBC, Inc. (Fayetteville, NC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and MOBC, Inc. (Mobile, AL)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and NABC, Inc. (Columbia, TN)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and NABC, Inc. (Dickson, TN)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and NABC, Inc. (Fayetteville, TN)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and NABC, Inc. (Jackson, TN)
Schedule V

MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and NABC, Inc. (Murfreesboro, TN)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and NABC, Inc. (Nashville, TN)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated September 11, 2001, between The Coca-Cola Co. and NABC, Inc. (Florence AL)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and Coca-Cola Bottling Co of Nashville, L.P. (Laurel, MS)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and PCBC, Inc. (Panama City, FL)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and ROBC, Inc. (Bristol, VA)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and ROBC, Inc. (Norton, VA)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and ROBC, Inc. (Roanoke, VA)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and TOBC, Inc. (Thomasville, NC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and WCBC, Inc. (Asheville, NC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and WCBC, Inc. (N. Wilkesboro, NC)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and WVBC, Inc. (Beckley, WV)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and WVBC, Inc. (Bluefield, WV)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and WVBC, Inc. (Charleston, WV)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and WVBC, Inc. (Clarksburg, WV)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and WVBC, Inc. (Elkins, WV)
Schedule V

MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and WVBC, Inc. (Huntington, WV)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated August 1, 1997, between The Coca-Cola Co. and WVBC, Inc. (Marlinton, WV)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated October 29, 1999, between The Coca-Cola Co. and LYBC, Inc. (Lynchburg, VA)
MINUTE MAID (non-carb) Marketing and Distribution Agreement, dated May 28, 1999, between The Coca-Cola Co. and SUBC, Inc. (Sumter, SC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Georgetown, SC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and CCBC of Wilmington, Inc. (Emporia, VA)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and CCBC of Wilmington, Inc. (Wilmington, NC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and CCBC of Wilmington, Inc. (Weldon, NC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and CCBC of Wilmington, Inc. (Rocky Mount, NC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and CCBC of Wilmington, Inc. (Kelford, NC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Charlotte, NC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Pageland, SC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Biscoe, NC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Albany, GA)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Columbus, GA)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Fayetteville, NC)
Schedule V

MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Lynchburg, VA)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Mobile, AL)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Jackson, TN)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Murfreesboro, TN)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Florence, AL)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Dickson, TN)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Columbia, TN)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Fayetteville, TN)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Nashville, TN)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Laurel, MS)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Panama City, FL)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Roanoke, VA)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Bristol, VA)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Norton, VA)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Sumter, SC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Thomasville, NC)
Schedule V

MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (N. Wilkesboro, NC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Asheville, NC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Marlinton, WV)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Charleston, WV)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Huntington, WV)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Elkins, WV)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Beckley, WV)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Clarksburg, WV)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Bluefield, WV)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and PCCBP d/b/a Columbia CCBC (Columbia, SC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and PCCBP (Greenwood, SC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and PCCBP d/b/a Hampton CCBC (Hampton, SC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and PCCBP d/b/a Charleston-Dorchester CCBC (Charleston, SC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and PCCBP d/b/a Charleston-Dorchester CCBC (Summerville, SC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and PCCBP (Anderson, SC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and PCCBP (Abbeville, SC)
Schedule V

MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and PCCBP (Wilson, NC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and PCCBP (Tarboro, NC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and PCCBP (Plymouth, NC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and PCCBP d/b/a Coastal CCBC (Marion, SC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and PCCBP d/b/a Eastern Carolina CCBC (Goldsboro, NC)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and PCCBP (Hartwell, GA)
MINUTE MAID (Cold Fill) Bottler Contract, dated May 27, 2004, between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated (Reidsville, NC)
NESTEA (1997) Marketing and Distribution Agreement, dated May 28, 1999, between SUBC, Inc. (Sumter, SC) and Coca-Cola Nestle’ Refreshments Company, USA
NESTEA (1997) Marketing and Distribution Agreement, dated October 29, 1999, between LYBC, Inc. (Lynchburg, VA) and Coca-Cola Nestle’ Refreshments Company, USA
Barq’s Bottler’s Agreement , dated March 22, 1994, between Metrolina Bottling Company and Barq’s, Inc.
Barq’s Bottler’s Agreement , dated March 22, 1994, between MOBC, Inc. and Barq’s, Inc.
Barq’s Bottler’s Agreement , dated March 22, 1994, between WVBC, Inc. and Barq’s, Inc.
Barq’s Bottler’s Agreement , dated March 22, 1994, between ECBC, Inc. and Barq’s, Inc.
Barq’s Bottler’s Agreement , dated March 22, 1994, between WCBC, Inc. and Barq’s, Inc.
Barq’s Bottler’s Agreement , dated March 22, 1994, between NABC, Inc. and Barq’s, Inc.
Barq’s Bottler’s Agreement , dated March 22, 1994, between PCBC, Inc. and Barq’s, Inc.
Barq’s Bottler’s Agreement , dated March 22, 1994, between COBC, Inc. and Barq’s, Inc.
Barq’s Bottler’s Agreement , dated March 22, 1994, between ROBC, Inc. and Barq’s, Inc.
Barq’s Bottler’s Agreement, dated March 22, 1994, between Piedmont Coca-Cola Bottling Partnership and Barq’s, Inc.
Schedule V

Barq’s Bottler’s Agreement, dated October 29, 1999, between LYBC, Inc. and Barq’s, Inc.
Barq’s Bottler’s Agreement, dated May 28, 1999, between SUBC, Inc. and Barq’s, Inc.
Dr Pepper Bottler’s License Agreement (No. 512-I), dated January 1, 1980, between Coca-Cola Bottling Co. Consolidated d/b/a Dr Pepper Bottling Company of Charlotte and Dr Pepper Company
Sugar Free Dr Pepper Bottler’s License Agreement (No. 512-I), dated January 1, 1980, between Coca-Cola Bottling Co. Consolidated d/b/a Dr Pepper Bottling Company of Charlotte and Dr Pepper Company
Dr Pepper Bottler’s Canned Products License Agreement (No. 512-I), dated January 1, 1980, between Coca-Cola Bottling Co. Consolidated d/b/a Dr Pepper Bottling Company of Charlotte and Dr Pepper Company
Dr Pepper Bottler’s License Agreement (No. 583-I), dated January 1, 1980, between Coca-Cola Bottling Co. Consolidated d/b/a Dr Pepper Bottling Company of Raleigh and Dr Pepper Company
Sugar Free Dr Pepper Bottler’s License Agreement (No. 583-I), dated January 1, 1980, between Coca-Cola Bottling Co. Consolidated d/b/a Dr Pepper Bottling Company of Raleigh and Dr Pepper Company
Dr Pepper Bottler’s Canned Products License Agreement (No. 583-I), dated January 1, 1980, between Coca-Cola Bottling Co. Consolidated d/b/a Dr Pepper Bottling Company of Raleigh and Dr Pepper Company
Dr Pepper Bottler’s License Agreement (No. 1002-B), dated January 1, 1980, between Coca-Cola Bottling Co. Consolidated d/b/a Dr Pepper Bottling Company of Burlington and Dr Pepper Company
Sugar Free Dr Pepper Bottler’s License Agreement (No. 1002-B), dated January 1, 1980, between Coca-Cola Bottling Co. Consolidated d/b/a Dr Pepper Bottling Company of Burlington and Dr Pepper Company
Dr Pepper Bottler’s Canned Products License Agreement (No. 1002-B), dated January 1, 1980, between Coca-Cola Bottling Co. Consolidated d/b/a Dr Pepper Bottling Company of Burlington and Dr Pepper Company
Dr Pepper Bottler’s License Agreement (No. 1001-A), dated January 31, 1990, between Biscoe Coca-Cola Bottling Company, Inc. d/b/a Dr Pepper Bottling Company of Biscoe and Dr Pepper Company
Diet Dr Pepper Bottler’s License Agreement (No. 1001-A), dated January 31, 1990, between Biscoe Coca-Cola Bottling Company, Inc. d/b/a Dr Pepper Bottling Company of Biscoe and Dr Pepper Company
Schedule V

Dr Pepper Bottler’s Canned Products License Agreement (No. 1001-A), dated January 31, 1990, between Biscoe Coca-Cola Bottling Company, Inc. d/b/a Dr Pepper Bottling Company of Biscoe and Dr Pepper Company
Dr Pepper Bottler’s License Agreement (No. 246-F), dated December 18, 1987, between Coca-Cola Bottling Co. Consolidated d/b/a Dr Pepper Bottling Company of Mobile and Dr Pepper Company (including February 15, 1985 “Addendum”)
Diet Dr Pepper Bottler’s License Agreement (No. 246-F), dated December 18, 1987, between Coca-Cola Bottling Co. Consolidated d/b/a Dr Pepper Bottling Company of Mobile and Dr Pepper Company
Dr Pepper Bottler’s Canned Products License Agreement (No. 246-F), dated December 18, 1987, between Coca-Cola Bottling Co. Consolidated d/b/a Dr Pepper Bottling Company of Mobile and Dr Pepper Company
Dr Pepper Bottler’s License Agreement (No. 557-L), dated February 12, 1993, between The Coca-Cola Bottling Company of West Virginia and Dr Pepper Company
Diet Dr Pepper Bottler’s License Agreement (No. 557-L), dated February 12, 1993, between The Coca-Cola Company of West Virginia and Dr Pepper Company
Dr Pepper Bottler’s Canned Products License Agreement (No. 557-L), dated February 12, 1993, between The Company of West Virginia and Dr Pepper Company
Dr Pepper Bottler’s License Agreement (No. 740-I), dated February 12, 1993, between Coca-Cola Bottling Works of Columbia, TN d/b/a/ Tygart Valley Coca-Cola Bottling Company d/b/a Dr Pepper Bottling Company of Elkins, WV and Dr Pepper Company
Diet Dr Pepper Bottler’s License Agreement (No. 740-I), dated February 12, 1993, between Coca-Cola Bottling Works of Columbia, TN d/b/a/ Tygart Valley Coca-Cola Bottling Company d/b/a Dr Pepper Bottling Company of Columbia, TN and Dr Pepper Company
Dr Pepper Bottler’s Canned Products License Agreement (No. 740-I), dated February 12, 1993, between Coca-Cola Bottling Works of Columbia, TN d/b/a Tygart Valley Coca-Cola Bottling Company d/b/a Dr Pepper Bottling Company of Elkins, WV and Dr Pepper Company
Dr. Pepper Bottler’s License Agreement (639-G), dated July 2, 1993, between Fayetteville Coca-Cola Bottling Company d/b/a Dr. Pepper Bottling Company of Fayetteville, NC and Dr. Pepper Company
Diet Dr. Pepper Bottler’s License Agreement (639-G), dated July 2, 1993 between Fayetteville Coca-Cola Bottling Company d/b/a Dr. Pepper Bottling Company of Fayetteville, NC and Dr. Pepper Company
Schedule V

Dr. Pepper Bottler’s Canned Products License Agreement (639-G), dated July 2, 1993, between Fayetteville Coca-Cola Bottling Company d/b/a Dr. Pepper Bottling Company of Fayetteville, NC and Dr. Pepper Company
Diet Dr. Pepper Bottler’s License Agreement (375-G), dated March 28, 1986, between Nashville and Dr. Pepper Company
Dr. Pepper Bottler’s Canned Products License Agreement, dated March 28, 1986, between Nashville and Dr. Pepper Company
Dr Pepper Bottler’s License Agreement (No. 1064-A), dated January 15, 1990, between Coca-Cola Bottling Works of Murfreesboro d/b/a Dr Pepper Bottling Company of Murfreesboro and Dr Pepper Company
Diet Dr Pepper Bottler’s License Agreement (No. 1064-A), dated January 15, 1990, between Coca-Cola Bottling Works of Murfreesboro d/b/a Dr Pepper Bottling Company of Murfreesboro and Dr Pepper Company
Dr Pepper Bottler’s Canned Products License Agreement (No. 1064-A), dated January 15, 1990, between Coca-Cola Bottling Works of Murfreesboro d/b/a Dr Pepper Bottling Company of Murfreesboro and Dr Pepper Company
Dr Pepper Bottler’s License Agreement (No. 531-E), dated March 29, 1991, between Coca-Cola Bottling Company of Jackson, Inc. d/b/a Dr Pepper Bottling Company of Jackson and Dr Pepper Company
Diet Dr Pepper Bottler’s License Agreement (No. 531-E), dated March 29, 1991, between Coca-Cola Bottling Company of Jackson, Inc. d/b/a Dr Pepper Bottling Company of Jackson and Dr Pepper Company
Dr Pepper Bottler’s Canned Products License Agreement (No. 531-E), dated March 29, 1991, between Coca-Cola Bottling Company of Jackson, Inc. d/b/a Dr Pepper Bottling Company of Jackson and Dr Pepper Company
Dr Pepper Bottler’s License Agreement (No. 496-E), dated September 5, 1973, between Coca-Cola Bottling Works of Columbia, TN d/b/a Dr Pepper Bottling Company of Columbia, TN and Dr Pepper Company
Sugar Free Dr Pepper Bottler’s License Agreement (No. 496-E), dated September 5, 1973, between Coca-Cola Bottling Works of Columbia, TN d/b/a Dr Pepper Bottling Company of Columbia, TN and Dr Pepper Company
Dr Pepper Bottler’s Canned Products License Agreement (No. 496-E), dated September 5, 1973, between Coca-Cola Bottling Works of Columbia, TN d/b/a Dr Pepper Bottling Company of Columbia, TN and Dr Pepper Company
Schedule V

Dr Pepper Bottler’s License Agreement (No. 906-A), dated April 1, 1968, between Dickson Coca-Cola Bottling Company d/b/a Dr Pepper Bottling Company of Dickson, TN and Dr Pepper Company
Sugar Free Dr Pepper Bottler’s License Agreement (No. 906-A), dated February 23, 1972, between Dickson Coca-Cola Bottling Company d/b/a Dr Pepper Bottling Company of Dickson, TN and Dr Pepper Company
Dr Pepper Bottler’s Canned Products License Agreement (No. 906-A), dated September 3, 1980, between Dickson Coca-Cola Bottling Company d/b/a Dr Pepper Bottling Company of Dickson, TN and Dr Pepper Company
Dr Pepper Bottler’s License Agreement (No. 424-I), dated May 24, 1993, between Columbus Coca-Cola Bottling Company d/b/a Dr Pepper Bottling Company of Columbus and Dr Pepper Company
Diet Free Dr Pepper Bottler’s License Agreement (No. 424-I), dated May 24, 1993, between Columbus Coca-Cola Bottling Company d/b/a Dr Pepper Bottling Company of Columbus and Dr Pepper Company
Caffeine Free Dr Pepper Bottler’s License Agreement (No. 424-I), dated May 24, 1993, between Columbus Coca-Cola Bottling Company d/b/a Dr Pepper Bottling Company of Columbus and Dr Pepper Company
Dr Pepper Bottler’s License Agreement (392-H), dated January 22, 1998, between NABC, Inc d/b/a Dr Pepper Bottling Company of Florence and Dr Pepper Company
Diet Dr Pepper Bottler’s License Agreement (392-H), dated January 22, 1998, between NABC, Inc d/b/a Dr Pepper Bottling Company of Florence and Dr Pepper Company
Dr Pepper Bottler’s Canned Products License Agreement (392-H), dated January 22, 1998, between NABC, Inc d/b/a Dr Pepper Bottling Company of Florence and Dr Pepper Company
Dr. Pepper Bottler’s License Agreement (1060-B), dated 7/2/93, between Palmetto BCCC Ventures, Inc. and CCCB Investments d/b/a Dr Pepper Bottling Company of Goldsboro and Dr. Pepper Company
Diet Dr. Pepper Bottler’s License Agreement (1060-B), dated 7/2/93, between Palmetto BCCC Ventures, Inc. and CCCB Investments d/b/a Dr Pepper Bottling Company of Goldsboro and Dr. Pepper Company
Dr. Pepper Bottler’s Canned Products License Agreement (1060-B), dated 7/2/93, between Palmetto BCCC Ventures, Inc. and CCCB Investments d/b/a Dr Pepper Bottling Company of Goldsboro and Dr. Pepper Company
Schedule V

Dr. Pepper Bottler’s License Agreement (663-I), dated 7/2/93, between Palmetto BCCC Ventures, Inc. and CCCB Investments d/b/a Dr Pepper Bottling Company of Wilson, NC and Dr. Pepper Company
Diet Dr. Pepper Bottler’s License Agreement (663-I), dated 7/2/93, between Palmetto BCCC Ventures, Inc. and CCCB Investments d/b/a Dr Pepper Bottling Company of Wilson, NC and Dr. Pepper Company
Dr. Pepper Bottler’s Canned Products License Agreement (663-I), dated 7/2/93, between Palmetto BCCC Ventures, Inc. and CCCB Investments d/b/a Dr Pepper Bottling Company of Wilson, NC and Dr. Pepper Company
Dr. Pepper Bottler’s License Agreement (1062-C), dated 7/2/93, between Palmetto BCCC Ventures, Inc. and CCCB Investments d/b/a Dr Pepper Bottling Company of Plymouth, NC and Dr. Pepper Company
Diet Dr. Pepper Bottler’s License Agreement (1062-C), dated 7/2/93, between Palmetto BCCC Ventures, Inc. and CCCB Investments d/b/a Dr Pepper Bottling Company of Plymouth, NC and Dr. Pepper Company
Dr. Pepper Bottler’s Canned Products License Agreement (1062-C), dated 7/2/93, between Palmetto BCCC Ventures, Inc. and CCCB Investments d/b/a Dr Pepper Bottling Company of Plymouth, NC and Dr. Pepper Company
Dr. Pepper Bottler’s License Agreement (513-B), dated 7/2/93, between Palmetto BCCC Ventures, Inc. and CCCB Investments d/b/a Dr Pepper Bottling Company of Greenville, SC and Dr. Pepper Company
Diet Dr. Pepper Bottler’s License Agreement (513-B), dated 7/2/93, between Palmetto BCCC Ventures, Inc. and CCCB Investments d/b/a Dr Pepper Bottling Company of Greenville, SC and Dr. Pepper Company
Dr. Pepper Bottler’s Canned Products License Agreement (513-B), dated 7/2/93, between Palmetto BCCC Ventures, Inc. and CCCB Investments d/b/a Dr Pepper Bottling Company of Greenville, SC and Dr. Pepper Company
Sun-drop License Agreement, dated September 9, 1992, between Fayetteville Coca-Cola Bottling Company and Sun-drop U.S.A. a division of Cadbury Beverages, Inc.
Amendment to Sun-drop License Agreement, dated September 9, 1992, between Fayetteville Coca-Cola Bottling Company and Sun-drop U.S.A. a division of Cadbury Beverages, Inc.
Amendment No. 2 to Sun-drop License Agreement, dated September 9, 1992, between Fayetteville Coca-Cola Bottling Company and Sun-drop U.S.A. a division of Cadbury Beverages, Inc.
Schedule V

Amendment to Sun-drop License Agreement, dated April 24, 1995, between Fayetteville Coca-Cola Bottling Company and Sun-drop U.S.A. a division of Cadbury Beverages, Inc.
Sun-drop License Agreement, dated September 9, 1992, between Coca-Cola Bottling Co. Affiliated, Inc. and Sun-drop U.S.A. a division of Cadbury Beverages, Inc.
Amendment to Sun-drop License Agreement, dated April 12, 1995, between Coca-Cola Bottling Co. Affiliated, Inc. and Sun-drop U.S.A. a division of Cadbury Beverages, Inc.
Sun-drop License Agreement, dated July 1, 1993, between Piedmont Coca-Cola Bottling Partnership and Sun-drop U.S.A. a division of Cadbury Beverages, Inc.
Amendment to Sun-drop License Agreement, dated July 1, 1993, between Piedmont Coca-Cola Bottling Partnership and Sun-drop U.S.A. a division of Cadbury Beverages, Inc.
Amendment to Sun-drop License Agreement, dated March 15, 1999, between Piedmont Coca-Cola Bottling Partnership and Sun-drop U.S.A. a division of Cadbury Beverages, Inc.
Sun-drop License Agreement, dated July 1, 1993, between CCBC of Wilmington, Inc. and Sun-drop U.S.A. a division of Cadbury Beverages, Inc.
Amendment to Sun-drop License Agreement, dated July 1, 1993, between CCBC of Wilmington, Inc. and Sun-drop U.S.A. a division of Cadbury Beverages, Inc.
Amendment to Sun-drop License Agreement, dated March 15, 1999, between CCBC of Wilmington, Inc. and Sun-drop U.S.A. a division of Cadbury Beverages, Inc.
SEAGRAM Soft Drink Trademark License and Bottling Agreement, dated September 1, 1988, between Coca-Cola Bottling Co. Consolidated and Joseph E. Seagram & Sons, Inc./Premium Beverages, Inc.
ROCKSTAR Distribution Agreement, dated August 16, 2004, between Coca-Cola Bottling Co. Consolidated and ROCKSTAR, Inc.
Letter amending ROCKSTAR Distribution Agreement, dated May 31, 2005, between Coca-Cola Bottling Co. Consolidated and ROCKSTAR, Inc.
Manufacturing and Distribution License Agreement, dated April 1, 2006, between Cinnabon, Inc. and Beverage Plus, Inc.
Relationship Transition Agreement, dated April 1, 2006, between Cinnabon, Inc.; Brian-Twist, Inc. and Beverage Plus, Inc.
Consideration Agreement, dated April 1, 2006, between Brain-Twist, Inc. and Beverage Plus, Inc.
Schedule V

Manufacturing Agreement, dated May 8, 2006, between O-AT-KA Milk Products Cooperative, Inc. and BYB Brands, Inc.
Manufacturing and Bottling Agreement, dated September 25, 2006, between BYB Brands, Inc. and Union Beverage Packers, LLC
Distribution Agreement, dated January 1, 2007, between SPIKE Beverage, LLC and BYB Brands, Inc.
Distribution Agreement, dated January 2, 2007, between Cadbury Schweppes Bottling Group, Inc. and BYB Brands, Inc.
Agreement and Consent, dated January 4, 2007, between O-AT-KA Milk Products Cooperative, Inc. and BYB Brands, Inc.
Distribution Agreement, dated January 10, 2007, between Snapple Distributors, Inc. and BYB Brands, Inc.
Product Supply Agreement, dated January 19, 2007, between Beverage House, Inc. and BYB Brands, Inc.
Distribution Agreement, dated February 1, 2007, between J.J. Taylor Distributing Florida, Inc. and BYB Brands, Inc.
Schedule V

SCHEDULE VI
Permitted Investments
Investments in the following entities are permitted pursuant to Sections 5.01(m)(i) and 5.01(m)(ii):
CCBC of Wilmington, Inc.
CCBCC Operations, LLC
CCBCC Vending, LLC
CCBCC, Inc.
Chesapeake Treatment Company, LLC
Coca-Cola Bottlers’ Sales & Services Company, LLC
Coca-Cola Ventures, Inc.
Consolidated Beverage Co.
Consolidated Real Estate Group, LLC
Data Ventures, Inc.
Heath Oil Co., Inc.
Piedmont Coca-Cola Bottling Partnership
South Atlantic Canners, Inc.
Southeastern Container, Inc.
Tennessee Soft Drink Production Company
TXN, Inc.
BYB Brands, Inc.
Swift Water Logistics, Inc.
Data Ventures Europe, BV
Schedule VI

SCHEDULE VII
Contingent Obligations
     1. Amended and Restated Guaranty Agreement, effective as of July 15, 1993, made by the Borrower and each of the other guarantor parties thereto in favor of Trust Company Bank, Teachers Insurance and Annuity Association of America. Pursuant to this guaranty agreement, the Borrower has Existing Contingent Obligations with respect to the Senior Secured Notes (and any refinancing thereof) and the revolving line of credit of Southeastern Container, Inc.
     2. Amended and Restated Guaranty Agreement, dated as of May 18, 2000, made by the Borrower in favor of Wachovia Bank of North Carolina, N.A. Pursuant to this guaranty agreement, the Borrower has Existing Contingent Obligations with respect to the term loan and line of credit of South Atlantic Canners, Inc.
     3. Guaranty Agreement, dated as of December 1, 2001, made by the Borrower in favor of Wachovia Bank, N.A. Pursuant to the guaranty agreement, the Borrower has Existing Contingent Obligations with respect to an irrevocable letter of credit issued by Wachovia Bank, N.A. in favor of South Atlantic Canners, Inc.
     4. Guaranty Agreement made by the Borrower in favor of Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch, or an affiliate thereof. Pursuant to this guaranty agreement, the Borrower will guarantee the obligations of Data Ventures Europe, BV, pursuant to the Letter of Credit Agreement listed as Item 3 of Schedule VIII hereto.
Schedule VII

SCHEDULE VIII
Permitted Subsidiary Indebtedness
     1. Lease Agreement, dated as of December 18, 2006, between the CCBCC Operations, LLC and Beacon Investment Corporation, related to the Borrower’s corporate headquarters and an adjacent office building in Charlotte, North Carolina.
     2. Lease Agreement, dated as of December 15, 2000, between the Borrower and Harrison Limited Partnership One, related to the Snyder Production Center in Charlotte, North Carolina and a distribution center adjacent thereto. The Borrower reserves the right to assign this lease to a Subsidiary.
     3. Letter of Credit Agreement between Data Ventures Europe, BV, an indirect wholly-owned Subsidiary of the Borrower, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch, or an affiliate therof, for up to 1,000,000 Euros.
Schedule VIII

EXHIBIT A
NOTICE OF BORROWING
Citibank, N.A., as Administrative
  Agent for the Lenders parties
  to the Credit Agreement
   referred to below Two
Penns Ways, Suite 200 New
Castle, Delaware 19720
Attention:
[Date]
Ladies and Gentlemen:
          The undersigned, Coca-Cola Bottling Co. Consolidated (the “Borrower”), refers to the Amended and Restated Credit Agreement, dated as of March 8, 2007 (as from time to time amended, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing (the “Proposed Borrowing”) under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing as required by Section 2.02(a) of the Credit Agreement:
     (i) The Business Day of the Proposed Borrowing is                                          ___,                     .
     (ii) The Type of Advances initially comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].
     (iii) The amount of the Proposed Borrowing is $                    .
     [(iv) The initial Interest Period for each Advance made as part of the Proposed Borrowing is                      month[s]]1.
          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
     (a) the representations and warranties contained in Section 4.01 of the Credit Agreement (excluding, in the case of a Borrowing after the initial Borrowing, the Excluded Representations) are correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as

[1]	For Eurodollar Rate Advances only.
Form of Notice of Borrowing

though made on and as of such date (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);
     (b) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or a Default.

Very truly yours,

COCA-COLA BOTTLING CO. CONSOLIDATED

By	Title:
Form of Notice of Borrowing

EXHIBIT B
ASSIGNMENT AND ACCEPTANCE
Dated                                          __,
          Reference is made to the Amended and Restated Credit Agreement dated as of March 8, 2007 (as from time to time amended, the “Credit Agreement”) among Coca-Cola Bottling Co. Consolidated, a Delaware corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.
                              (the “Assignor”) and                      (the “Assignee”) agree as follows:
          1. Effective on the Effective Date (as defined below), and subject to payment to the Assignor specified in Schedule 1, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including, without limitation, such interest in the Assignor’s Commitment and the Advances owing to the Assignor. After giving effect to such sale and assignment, the Assignee’s Commitment and the amount of the Advances owing to the Assignee will be as set forth in Schedule 1.
          2. Effective on the Effective Date, Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.
          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the
Form of Assignment and Acceptance

terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].1
          4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee and the consent of the Borrower, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The Effective Date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the “Effective Date”).
          5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
          6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, Facility Fee and Utilization Fee with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.
          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.
          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

[1]	If the Assignee is organized under the laws of a jurisdiction outside the United States.
Form of Assignment and Acceptance

SCHEDULE 1
to
ASSIGNMENT AND ACCEPTANCE

Percentage assigned to Assignee %

Assignee’s Commitment $

Aggregate outstanding principal amount of Advances assigned $

Consideration payable by Assignee to Assignor $

Effective Date (if other than date of acceptance by Administrative Agent)* __,

[NAME OF ASSIGNOR], as Assignor

By	Title:
Form of Assignment and Acceptance

[NAME OF ASSIGNEE], as Assignee

By	Title:

Domestic Lending Office:

Eurodollar Lending Office:

*	This date should be no earlier than the date of acceptance by the Administrative Agent.

Accepted this day of ,

CITIBANK, N.A., as Administrative Agent

By	Title:

CONSENTED TO:

COCA-COLA BOTTLING CO. CONSOLIDATED

By	Title:
Form of Assignment and Acceptance

EXHIBIT C
[Form of Opinion of Special Counsel to the Borrower]
[      ___], 2007
To the Banks party to the Credit
  Agreement referred to below
Citibank, N.A., as
Administrative Agent Two Penns Way, Suite
200 New Castle, Delaware 19720
Ladies and Gentlemen:
     We have acted as counsel to Coca-Cola Bottling Co. Consolidated, a Delaware corporation (the “Borrower”), in connection with the loan transaction (the “Loan Transaction”) contemplated by the Amended and Restated Credit Agreement dated as of March 8, 2007 (the “Credit Agreement”) among the Borrower, the Banks named therein (collectively, the “Lenders”) and Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). All capitalized terms used and not otherwise defined herein shall have the same meanings as are ascribed to them in the Credit Agreement. This opinion letter is being delivered pursuant to Section 3.01(d) of the Credit Agreement.
     In rendering the opinions set forth herein, we have reviewed the Credit Agreement as well as a copy of the Restated Certificate of Incorporation of the Borrower, as certified by the Delaware Secretary of State on March ___, 2007 (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Borrower (the “Bylaws”), certified copies of the resolutions of the board of directors of the Borrower and such other documents, and have considered such matters of law and fact, in each case as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Borrower.
     The phrases “to our knowledge” and “known to us” mean the conscious awareness by lawyers in the primary lawyer group of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified. Where any opinion or confirmation is qualified by the phrase “to our knowledge” or “known to us,” the lawyers in the primary lawyer group are without knowledge, or conscious awareness, that the opinion or confirmation is untrue. “Primary lawyer group” means any lawyer in this firm (i) who signs this opinion letter, (ii) who is actively involved in negotiating or documenting the Loan Transaction or (iii) solely as to information relevant to a particular opinion or factual confirmation issue, who is primarily responsible for providing the response concerning the particular opinion or issue.
Form of Opinion of Special Counsel to the Borrower

     The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina, the federal laws of the United States and the Delaware General Corporation Law, and no opinion is expressed herein as to the laws of any other jurisdiction. We note that the Credit Agreement provides that it is to be governed by the laws of New York. Our opinion herein as to the legality, validity, binding effect and enforceability of the Credit Agreement is intended to address the legality, validity, binding effect and enforceability of the Credit Agreement were it, notwithstanding such provision, governed by the laws of the State of North Carolina, and is not intended to address matters of New York law. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the Borrower and/or the Loan Transaction or both.
     Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that:
     1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.
     2. The Borrower has all requisite corporate power to execute, deliver and perform its obligations and incur liabilities under the Credit Agreement.
     3. The Borrower has duly authorized the execution, delivery and performance of, and the incurrence of its obligations under, the Credit Agreement by all necessary corporate action and has duly executed and delivered the Credit Agreement.
     4. The Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.
     5. The execution and delivery by the Borrower of the Credit Agreement and the performance by the Borrower of its obligations therein do not and will not (a) violate the Certificate of Incorporation or the Bylaws of the Borrower, (b) result in a breach of, constitute a default or require any consent under, or result in the acceleration or required prepayment of any indebtedness or the imposition of any Lien upon any property of the Borrower pursuant to the terms of any Listed Agreement or (c) violate the terms of any Court Order. For purposes hereof, (x) the term “Listed Agreement” means any of those agreements to which the Borrower is a party listed on Annex A hereto, and (y) the term “Court Order” means any judicial or administrative judgment, order, writ, injunction, decree or arbitral decision that names the Borrower and is specifically directed to it or its properties and that is known to us.
     6. The execution and delivery by the Borrower of the Credit Agreement and performance by the Borrower of its obligations therein do not violate applicable provisions of statutory laws, rules or regulations.
     7. No consent, approval, authorization or other action by, or filing or registration with, any governmental or regulatory authority or agency of the United States or the State of North Carolina is required as a condition to the effectiveness or legality of the Borrower’s
Form of Opinion of Special Counsel to the Borrower

execution and delivery of, and the performance of its obligations under, the Credit Agreement and consummation of the Loan Transaction (including its incurrence of liabilities under the Credit Agreement).
     8. Assuming the Borrower uses proceeds of the Advances in the manner contemplated by Section 5.01(b) of the Credit Agreement, the execution, delivery and performance by the Borrower of the Credit Agreement and the consummation by the Borrower of the Loan Transaction do not and will not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended.
     9. The Borrower is not an “investment company”, or a Person “controlled by” an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.
     10. To our knowledge and except as disclosed in filings of the Borrower with the Securities and Exchange Commission, there is no action, suit or proceeding at law or in equity, or by or before any governmental instrumentality or agency or arbitral body, now pending or overtly threatened that names and is against the Borrower or any of its Subsidiaries or any of their respective properties that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
     We call your attention to the fact that as a matter of customary practice, certain assumptions underlying opinions are understood to be implicit. In addition, the opinions expressed above are subject to the following assumptions, qualifications and limitations:
(a)	This opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally.

(b)	This opinion is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.

(c)	Our opinion in paragraph 4 above is also subject to the effect of general principles of commercial reasonableness, good faith and fair dealing to the extent required of the Administrative Agent and the Lenders by applicable law.

(d)	In rendering our opinion that the Borrower “validly existing” and “in good standing”, we have relied solely upon a Certificate of Good Standing regarding the Borrower from the Delaware Secretary of State dated March ___, 2007.

(e)	We express no opinion as to the enforceability of any provisions contained in the Credit Agreement that (i) purport to excuse a party for liability for its own acts, (ii) require waivers or amendments to be made only in writing, or (iii) purport to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws.
Form of Opinion of Special Counsel to the Borrower

(f)	We do not express any opinion as to the enforceability of contractual provisions of the Credit Agreement concerning choice of law, choice of forum or consent to the jurisdiction of courts, venue of actions or means of service of process.

(g)	We do not express any opinion as to the enforceability of provisions of the Credit Agreement purporting to waive the right of jury trial.

(h)	We do not express any opinion as to the enforceability of provisions of the Credit Agreement purporting to reconstitute the terms thereof as necessary to avoid a claim or defense of usury.

(i)	We do not express any opinion as to the enforceability of provisions of the Credit Agreement purporting to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees.

(j)	We do not express any opinion as to the enforceability of provisions that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative.

(k)	We do not express any opinion as to the enforceability of severability provisions.

(l)	We do not express any opinion as to the enforceability of provisions permitting the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform.

(m)	We do not express any opinion as to the enforceability of provisions that purport to create rights of setoff otherwise than in accordance with applicable law.

(n)	The Credit Agreement contains a provision to the effect that no failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, and no course of dealing with respect to, any right thereunder shall operate as a waiver thereof. The North Carolina Court of Appeals has held that when the holder of a promissory note regularly accepts late payments, it is deemed to waive its right to accelerate the indebtedness because of late payments until it notifies the maker that prompt payments are again required. Driftwood Manor Investors v. City Federal Savings & Loan Ass’n, 63 N.C. App. 459, 464, 305 S.E.2d 204, 207 (1983).
     This opinion letter is delivered solely for the benefit of the Administrative Agent and each of the Lenders and any successor or permitted assignee of the Administrative Agent or of any Lender in connection with the Loan Transaction and may not be used or relied upon by any other person or for any other purpose without our prior written consent in each instance;
Form of Opinion of Special Counsel to the Borrower

provided, that this opinion letter may be used without our consent (i) as required by applicable law or regulation, (ii) pursuant to judicial process or government order or requirement and (iii) in connection with any enforcement of rights in respect of the transactions described herein. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.
Very truly yours,
KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
Form of Opinion of Special Counsel to the Borrower

ANNEX A
1. Supplemental Indenture, dated as of March 3, 1995, between the Borrower and Citibank, N.A. (as successor to NationsBank of Georgia, National Association, the initial trustee).
2. Form of the Borrower’s 6.85% Debentures due 2007.
3. Form of the Borrower’s 7.20% Debentures due 2009.
4. Form of the Borrower’s 6.375% Debentures due 2009.
5. Form of the Borrower’s 5.00% Senior Notes due 2012.
6. Form of the Borrower’s 5.30% Senior Notes due 2015.
7. Form of the Borrower’s 5.00% Senior Notes due 2016.
8. Second Amended and Restated Promissory Note, dated as of August 25, 2005, by and between Piedmont Coca-Cola Bottling Partnership and the Borrower.
9. Amended and Restated Guaranty Agreement, effective as of July 15, 1993, made by the Borrower and each of the other guarantor parties thereto in favor of Trust Company Bank and Teachers Insurance and Annuity Association of America.
10. Amended and Restated Guaranty Agreement, dated as of May 18, 2000, made by the Borrower in favor of Wachovia Bank, N.A.
11. Guaranty Agreement, dated as of December 1, 2001, made by the Borrower in favor of Wachovia Bank, N.A.
12. Stock Rights and Restrictions Agreement, dated January 27, 1989, by and between the Borrower and The Coca-Cola Company.
13. Sample bottling franchise agreement, effective as of May 28, 1999, between the Borrower and The Coca-Cola Company, as filed as Exhibit 10.2 to the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 29, 2002.
14. Lease, dated as of January 1, 1999, by and between the Borrower and Ragland Corporation.
15. First Amendment to Lease and First Amendment to Memorandum of Lease, dated as of August 30, 2002, between Ragland Corporation and the Borrower.
16. Lease Agreement, dated as of December 15, 2000, between the Borrower and Harrison Limited Partnership One.
Form of Opinion of Special Counsel to the Borrower

17. Lease Agreement, dated as of December 18, 2006, between CCBCC Operations, LLC and Beacon Investment Corporation.
18. Limited Liability Company Operating Agreement of Coca-Cola Bottlers’ Sales & Services Company, LLC, made as of January 1, 2003, among the Borrower and other Coca-Cola Bottlers party thereto.
19. Partnership Agreement of Piedmont Coca-Cola Bottling Partnership (formerly known as Carolina Coca-Cola Bottling Partnership), dated as of July 2, 1993, by and among Carolina Coca-Cola Bottling Investments, Inc., Coca-Cola Ventures, Inc., Coca-Cola Bottling Co. Affiliated, Inc., Fayetteville Coca-Cola Bottling Company and Palmetto Bottling Company.
20. First Amendment to Partnership Agreement, dated as of August 5, 1993, by and among Carolina Coca-Cola Bottling Investments, Inc., Coca-Cola Ventures, Inc. and Palmetto Bottling Company.
21. Second Amendment to Partnership Agreement, dated as of August 12, 1993, by and among Carolina Coca-Cola Bottling Investments, Inc., Coca-Cola Ventures, Inc. and Palmetto Bottling Company.
22. Master Amendment to Partnership Agreement, Management Agreement and Definition and Adjustment Agreement, dated as of January 2, 2002, by and among Piedmont Coca-Cola Bottling Partnership, CCBCC of Wilmington, Inc., The Coca-Cola Company, Piedmont Partnership Holding Company, Coca-Cola Ventures, Inc. and the Borrower.
23. Fourth Amendment to Partnership Agreement, dated as of March 28, 2003, by and among Piedmont Coca-Cola Bottling Partnership, Piedmont Partnership Holding Company and Coca-Cola Ventures, Inc.
24. Amended and Restated Can Supply Agreement, dated as of February 28, 2007, between Coca-Cola Bottlers’ Sales & Services Company, LLC, in its capacity as agent for the Borrower, and Rexam Beverage Can Company.
Form of Opinion of Special Counsel to the Borrower

EXHIBIT D
[Form of Opinion of Special New York
Counsel to the Administrative Agent]
[                     ___], 2007
To the Banks party to the
  Credit Agreement referred to
  below
Citibank, N.A., as Administrative
  Agent
Two Penns Way
New Castle, DE 19720
Ladies and Gentlemen:
          We have acted as special New York counsel to Citibank, N.A. (the “Administrative Agent”), as Administrative Agent, in connection with the Amended and Restated Credit Agreement dated as of March 8, 2007 (the “Credit Agreement”) among Coca-Cola Bottling Co. Consolidated (the “Borrower”), the lenders named therein and the Administrative Agent, amending and restating the Credit Agreement dated as of April 7, 2005 (the “Existing Credit Agreement”) among the Borrower, the lenders named therein and the Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 3.01(e) of the Credit Agreement.
          In rendering the opinions expressed below, we have examined the Credit Agreement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.
          In rendering the opinions expressed below, we have assumed, with respect to the Credit Agreement, that:
(i)	the Credit Agreement has been duly authorized by, has been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Borrower) constitutes legal, valid, binding and enforceable obligations of, all of the parties thereto;

(ii)	all signatories to the Credit Agreement have been duly authorized;

(iii)	all of the parties to the Credit Agreement are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the Credit Agreement; and
Form of Opinion of Special New York Counsel to the Administrative Agent

(iv)	all Persons that are, immediately before the Closing Date, parties to the Existing Credit Agreement have executed and delivered the Credit Agreement or have otherwise consented to the amendment and restatement of the Existing Credit Agreement effected thereby.
          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.
          The foregoing opinions are subject to the following comments and qualifications:
     (a) The enforceability of Section 8.04(b) of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or willful or unlawful conduct.
     (b) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.
     (c) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose, (ii) Section 2.15 of the Credit Agreement, (iii) the second sentence of Section 8.07 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement and (iv) the waiver of inconvenient forum set forth in Section 8.07 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.
          The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.
Form of Opinion of Special New York Counsel to the Administrative Agent

     This opinion letter is, pursuant to Section 3.01(e) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to the Administrative Agent and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.
Very truly yours,
WFC/RJW
Form of Opinion of Special New York Counsel to the Administrative Agent

EXHIBIT E
COMPLIANCE CERTIFICATE

To:	The Banks parties to the Credit Agreement Described Below
          This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of March 8, 2007 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Coca-Cola Bottling Co. Consolidated, certain Banks and Citibank, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
     1. I am the duly elected Chief Financial Officer of the Borrower;
     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;
     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and
     4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.
     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:
The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of                     , 20___.
Form of Compliance Certificate